Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-202524

PROSPECTUS

HSBC USA Inc.

Debt Securities

Preferred Stock

Depositary Shares

Warrants

Purchase Contracts

and

Units

HSBC USA Inc. from time to time may offer to sell debt securities, preferred stock, either separately or represented by depositary shares, warrants, purchase contracts and units.

HSBC USA Inc. will provide specific terms of the securities that it may offer at any time in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

Investing in the securities involves certain risks. See “Risk Factors” on Page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The securities are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction.

HSBC USA Inc. may use this prospectus in connection with the initial sale of these securities. In addition, HSBC Securities (USA) Inc., or other affiliates of HSBC USA Inc., may use this prospectus in market-making transactions in these or similar securities after the initial sale. UNLESS HSBC USA INC. OR ITS AGENT INFORMS THE PURCHASER OTHERWISE IN THE CONFIRMATION OF SALE, THIS PROSPECTUS IS BEING USED IN A MARKET-MAKING TRANSACTION.

The date of this prospectus is March 5, 2015

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HSBC USA has not authorized anyone to provide you with information different from that contained in this prospectus, any prospectus supplement (including any pricing supplement, a “Prospectus Supplement”) or any related free writing prospectus. We have not authorized anyone else to provide you with different or additional information. You should not assume that the information in this prospectus, any Prospectus Supplement or any free writing prospectus is accurate as of any date other than the date on the front of such document.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this process, we may sell any combination of the securities described in this prospectus in one or more initial offerings.

This prospectus may also be used in market-making transactions, as described under the heading “PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST).” This prospectus provides you with a general description of the securities that we may offer. Each time we offer to sell securities, we will provide one or more Prospectus Supplements that will contain specific information about the terms of that offering. Such Prospectus Supplements may also add to, update, or change information contained in this prospectus. If the information in this prospectus differs from information contained in any Prospectus Supplement, you should rely on the information in the Prospectus Supplement. You should read both this prospectus and any Prospectus Supplement together with the additional information described under the heading “WHERE YOU CAN FIND MORE INFORMATION.” In this prospectus, “us,” “we,” “our,” and “HSBC USA” refer to HSBC USA Inc. and “HSBC Bank” refers to HSBC Bank USA, National Association.

RISK FACTORS

Investing in the securities involves risk. Please see the “Risk Factors” section in our most recent Annual Report on Form 10-K, and in each of our subsequent Quarterly Reports on Form 10-Q, all of which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus, including information contained in our filings with the SEC after the date of this prospectus. The Prospectus Supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that Prospectus Supplement.

WHERE YOU CAN FIND MORE INFORMATION

HSBC USA files annual, quarterly and current reports and other information with the SEC. You may read and copy any document filed by HSBC USA at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC filings are also available to the public on the SEC’s Internet site at http://www.sec.gov. This website URL is an inactive textual reference only.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file with the SEC later will automatically update and supersede this information. We incorporate by reference the HSBC USA documents listed below and any future filings made by HSBC USA with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act, until we sell all of the securities:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2014;

•	Current Reports on Form 8-K filed February 20, 2015 and February 23, 2015; and

•	Solely with regard to the securities covered by this prospectus that were initially offered and sold under previously filed registration statements of HSBC USA and that from time to time may be reoffered and resold in market-making transactions under this prospectus, the information in the Prospectus Supplements relating to those securities that were previously filed by HSBC USA in connection with their initial offer and sale (except to the extent that any such information has been modified or superseded by other information included or incorporated by reference in this prospectus).

You may request a copy of these filings, at no cost, by writing or telephoning us at: HSBC USA Inc., 452 Fifth Avenue, New York, NY 10018, Attention: Corporate Secretary, Telephone: (212) 525-5000. These filings are also available on the website HSBC USA maintains at www.hsbcusa.com. This website URL is an inactive textual reference only. Information on that website does not constitute a part of this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The following documents relating to our securities contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995:

•	this prospectus;

•	any Prospectus Supplement; and

•	the documents incorporated by reference in this prospectus and any Prospectus Supplement.

In addition, we may make or approve certain statements in future filings with the SEC, in press releases, or in oral or written presentations by representatives of HSBC USA Inc. (“HSBC USA” and together with its subsidiaries, “HUSI”) that are not statements of historical fact and may also constitute forward-looking statements. Words such as “may”, “will”, “should”, “would”, “could”, “appears”, “believe”, “intends”, “expects”, “estimates”, “targeted”, “plans”, “anticipates”, “goal”, and similar expressions are intended to identify forward-looking statements but should not be considered as the only means through which these statements may be made. These matters or statements will relate to our future financial condition, economic forecast, results of operations, plans, objectives, performance or business developments and will involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from that which was expressed or implied by such forward-looking statements.

All forward-looking statements are, by their nature, subject to risks and uncertainties, many of which are beyond our control. Our actual future results may differ materially from those set forth in our forward-looking statements. While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause our actual results to differ materially from those in the forward-looking statements:

•	uncertain market and economic conditions, uncertainty relating to the U.S. debt and budget matters, the potential for future downgrading of U.S. debt ratings, a decline in housing prices, unemployment levels, tighter credit conditions, changes in interest rates or a prolonged period of low or negative interest rates, the availability of liquidity, unexpected geopolitical events, heightened market concerns over sovereign creditworthiness in over-indebted countries, changes in consumer confidence and consumer spending, and consumer perception as to the continuing availability of credit and price competition in the market segments we serve;

•	changes in laws and regulatory requirements;

•	the ability to deliver on our regulatory priorities;

•	extraordinary government actions as a result of market turmoil;

•	capital and liquidity requirements under Basel III, the Federal Reserve Board’s (“FRB”) Comprehensive Capital Analysis and Review (“CCAR”), and the Dodd-Frank Act stress testing (“DFAST”);

•	changes in central banks’ policies with respect to the provision of liquidity support to financial markets;

•	the ability of HSBC Holdings plc (“HSBC” and, together with its subsidiaries, “HSBC Group”) and HSBC Bank USA to fulfill the requirements imposed by the deferred prosecution agreements with the U.S. Department of Justice, the U.S. Attorney’s Office for the Eastern District of New York, and the U.S. Attorney’s Office for the Northern District of West Virginia, our agreement with the Office of the Comptroller of the Currency, our other consent agreements as well as guidance from regulators generally;

•	the use of us as a conduit for illegal activities without our knowledge by third parties;

•	the ability to successfully manage our risks;

•	the financial condition of our clients and counterparties and our ability to manage counterparty risk;

•	concentrations of credit and market risk;

•	the ability to successfully implement changes to our operational practices as needed and/or required from time to time;

•	damage to our reputation;

•	the ability to attract and retain customers and to retain key employees;

•	the effects of competition in the markets where we operate including increased competition for non-bank financial services companies, including securities firms;

•	a disruption in our operations from the external environment arising from events such as natural disasters, terrorist attacks, global pandemics, or essential utility outages;

•	a failure in or a breach of our operation or security systems or infrastructure, or those of third party servicers or vendors, including as a result of cyber attacks;

•	third party suppliers’ and outsourcing vendors’ ability to provide adequate services;

•	losses suffered due to the negligence or misconduct of our employees or the negligence or misconduct on the part of employees of third parties;

•	our ability to meet our funding requirements;

•	adverse changes to our credit ratings;

•	our ability to cross-sell our products to existing customers;

•	increases in our allowance for credit losses and changes in our assessment of our loan portfolios;

•	changes in Financial Accounting Standards Board and International Accounting Standards Board accounting standards and their interpretation;

•	heightened regulatory and government enforcement scrutiny of financial institutions;

•	continued heightened regulatory scrutiny with respect to residential mortgage servicing practices, with particular focus on loss mitigation, foreclosure prevention and outsourcing;

•	changes to our mortgage servicing and foreclosure practices;

•	changes in the methodology for determining benchmark rates;

•	heightened regulatory and government enforcement scrutiny of financial markets, with a particular focus on foreign exchange;

•	the possibility of incorrect assumptions or estimates in our financial statements, including reserves related to litigation, deferred tax assets and the fair value of certain assets and liabilities;

•	changes in bankruptcy laws to allow for principal reductions or other modifications to mortgage loan terms;

•	additional financial contribution requirements to the HSBC North America Holdings Inc. (“HSBC North America”) pension plan;

•	unexpected and/or increased expenses relating to, among other things, litigation and regulatory matters, remediation efforts, penalties and fines; and

•	the other risk factors and uncertainties described under “Risk Factors” in our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q, or any Prospectus Supplement.

Forward-looking statements are based on our current views and assumptions and speak only as of the date they are made. We undertake no obligation to update any forward-looking statement to reflect subsequent circumstances or events. You should, however, consider any additional disclosures of a forward-looking nature that arise after the date hereof as may be discussed in any of our subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, or Prospectus Supplements.

HSBC USA INC.

HSBC USA Inc., a Maryland corporation, is a New York State-based bank holding company registered under the Bank Holding Company Act of 1956, as amended (the “BHCA”). HSBC USA was incorporated under the laws of the State of Maryland in 1973 as Republic New York Corporation, was acquired through a series of transactions by HSBC and changed its name to “HSBC USA Inc.” in December 1999. The address of HSBC USA’s principal executive office is 452 Fifth Avenue, New York, New York 10018 (telephone 212-525-5000).

HSBC USA is a subsidiary of HSBC North America, which is an indirect wholly-owned subsidiary of HSBC. HSBC, headquartered in London, England, is one of the largest banking and financial services organizations in the world. HSBC’s ordinary shares are admitted to trading on the London Stock Exchange and are listed on The Stock Exchange of Hong Kong, Euronext Paris and the Bermuda Stock Exchange, and its American depository shares are listed on the New York Stock Exchange.

USE OF PROCEEDS

Unless stated otherwise in the applicable Prospectus Supplement, HSBC USA will use the net proceeds from initial sales of the securities for general corporate purposes, which may include one or more of the following: investments in and extensions of credit to our subsidiaries, including our principal subsidiary, HSBC Bank; financing future acquisitions of financial institutions, as well as banking and other assets; and the redemption of certain of our outstanding securities. Pending such use, the net proceeds may be invested temporarily in short-term obligations.

DESCRIPTION OF DEBT SECURITIES

HSBC USA may offer, from time to time, one or more series of unsecured senior notes (“Debt Securities”). The following description of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which these general provisions may apply to such Debt Securities will be described in the Prospectus Supplement relating to such Debt Securities.

General

HSBC USA will issue Debt Securities constituting either senior debt (the “Senior Debt Securities”) or subordinated debt (the “Subordinated Debt Securities”). Senior Debt Securities will be issued under a senior debt indenture (each, a “Senior Indenture”). Subordinated Debt Securities will be issued under a subordinated debt indenture (each, a “Subordinated Indenture”). The indenture trustee under the Senior Indenture will be either Wells Fargo Bank, National Association, Deutsche Bank Trust Company Americas or such other entity as is specified in the applicable Prospectus Supplement. The indenture trustee under the Subordinated Indenture will be either Deutsche Bank Trust Company Americas or such other entity as is specified in the applicable Prospectus Supplement. We refer to the Senior Indenture and the Subordinated Indenture individually as an “Indenture” and collectively as the “Indentures.” HSBC USA has appointed HSBC Bank to act as paying agent under each Indenture.

The following summaries of certain provisions of the Indentures do not purport to be complete and these summaries are qualified in their entirety by reference to all of the provisions of the applicable Indenture, including the definitions therein of certain terms. Unless otherwise specified, capitalized terms used in this summary have the meanings specified in the applicable Indenture.

The following briefly summarizes the material provisions of the Indentures and the Debt Securities, other than pricing and related terms disclosed in the applicable Prospectus Supplement. You should read the more detailed provisions of the applicable Indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of a series of Debt Securities, which will be described in more detail in the applicable Prospectus Supplement. You can obtain a copy of the Indentures as described under the caption “WHERE YOU CAN FIND MORE INFORMATION.” So that you may easily locate the more detailed provisions, the numbers in parentheses below refer to sections in the applicable Indenture or, if no indenture is specified, to sections in each of the Indentures. Wherever particular sections or defined terms of the applicable Indenture are referred to, such sections or defined terms are incorporated into this prospectus by reference, and the statements in this prospectus are qualified by that reference.

Because we are a holding company, our rights and the rights of our creditors, including the holders of the Debt Securities, to participate in the assets of any subsidiary, including HSBC Bank, upon the subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may be a creditor with recognized claims against such subsidiary.

The Indentures do not limit the aggregate principal amount of Debt Securities that may be issued. HSBC USA may issue Debt Securities in series up to the aggregate principal amount that may be authorized from time to time without your consent. The Debt Securities will be the unsecured obligations of HSBC USA (Section 113). The Senior Debt Securities will rank on a parity with all of the other unsecured and unsubordinated indebtedness of HSBC USA. The Subordinated Debt Securities will be subordinate in right of payment, as described under “—Subordinated Debt Securities—Subordination.”

The Debt Securities may be issued in one or more series of Senior Debt Securities and/or one or more series of Subordinated Debt Securities. Holders should refer to the applicable Prospectus Supplement for the terms of the particular series of Debt Securities, including, where applicable (Section 301):

•	the title of the Debt Securities (which shall distinguish the offered Debt Securities from all other series of Debt Securities);

•	the limit, if any, on the aggregate principal amount of the Debt Securities that may be authenticated and delivered under the applicable Indenture (except for Debt Securities authenticated and delivered upon transfer of, or in exchange for, or in lieu of, other Debt Securities of the same series pursuant to Sections 304, 305, 306, 1106 or 1308 of the applicable Indenture);

•	the dates on which or periods during which the Debt Securities will be issued, and the dates on, or the range of dates within, which the principal of (and premium, if any, on) the Debt Securities are or may be payable;

•	the rate or rates at which the Debt Securities will bear interest, if any, or the method by which the rate or rates will be determined, and the date or dates from which interest, if any, will accrue, the date or dates on which interest, if any, on the Debt Securities will be payable and, in the case of registered securities, the regular record dates for the interest payable on the interest payment dates or the method by which the date or dates will be determined;

•	if other than the designated office of the indenture trustee in New York City, the place or places where (i) payments on the Debt Securities will be payable, (ii) the Debt Securities may be surrendered for registration of transfer, (iii) the Debt Securities may be surrendered for exchange, and (iv) notices to or upon HSBC USA in respect of the Debt Securities and the applicable Indenture may be served;

•	the period or periods within which or the dates on which, the price or prices at which and the terms and conditions upon which the Debt Securities may be redeemed, if any, in whole or in part, at our option or otherwise;

•	if other than denominations of $1,000 and any integral multiples thereof, the denominations in which any Debt Securities will be issuable;

•	if other than the applicable indenture trustee, the identity of each security registrar and/or paying agent;

•	if other than the principal amount, the portion of the principal amount (or the method by which this portion will be determined) of the Debt Securities that will be payable if the maturity thereof is accelerated;

•	if other than in United States dollars, the currency in which the Debt Securities will be denominated or in which payment of the principal and premium, if any, or interest, if any, on the Debt Securities will be payable and any other terms concerning such payment;

•	any index, formula or other method (including a method based on changes in the prices or performance of particular securities, currencies, intangibles, goods, articles or commodities, or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance), or a combination thereof, used to determine the amount of payments of principal of and premium, if any, and interest, if any, on the Debt Securities and the manner in which those amounts will be determined;

•	if the principal, premium, if any, or interest, if any, on Debt Securities is to be payable in other than or in combination with cash, the securities, commodities, other property or combination thereof in which such principal, premium, if any, or interest, if any, is so payable, and the terms and conditions (including the manner of determining the value of any such securities, commodities, other property or any combination thereof) upon which such payment is to be made;

•

if the principal, premium, if any, or interest, if any, on Debt Securities of the series are to be payable, at the election of HSBC USA or a holder of Debt Securities, in a currency other than that in which the

Debt Securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made and the time and the manner of determining the exchange rate between the currency in which the Debt Securities are denominated or payable without such election and the currency in which the Debt Securities are to be paid if such election is made;

•	if the principal, premium, if any, or interest, if any, on the Debt Securities are to be payable, at the election of HSBC USA or a holder of Debt Securities, in cash, securities, commodities, other property or a combination thereof (or the cash value thereof), the terms and conditions upon which such election may be made;

•	if, at the election of HSBC USA or a holder of Debt Securities, the Debt Securities are to be convertible into, or redeemable or exchangeable for, cash, securities, commodities, other property, or a combination thereof (or the cash value thereof), the terms and conditions upon which such election may be made and the time and the manner of determining such conversion, redemption or exchange;

•	any provisions relating to the extension of, maturity of, or the renewal of, the Debt Securities;

•	the terms on which the Debt Securities will be convertible into or exchangeable for or payable in cash, securities or other property;

•	if any payments are to be made at our election or otherwise in a currency other than that in which the Debt Securities are stated to be payable, the periods within which, and the terms upon which, such election may be made;

•	whether provisions relating to defeasance and covenant defeasance will be applicable to the Debt Securities;

•	any other provisions granting special rights to holders of the Debt Securities upon the occurrence of specified events;

•	any modifications, deletions or additions to the Events of Default (as described below) or HSBC USA’s covenants with respect to the Debt Securities;

•	whether the Debt Securities are issuable initially in global form and, if so (i) the initial depositary for the global Debt Securities and (ii) the terms and conditions upon which the global Debt Securities may be exchanged for the individual Debt Securities represented thereby;

•	the date as of which any temporary global Debt Security will be dated if other than the original issuance date of the first Debt Security of that series to be issued;

•	the person to whom any interest on any registered Debt Securities will be payable, if other than the registered holder, and the extent to which and the manner in which any interest payable on a temporary global Debt Security will be paid if other than as specified in the applicable Indenture;

•	the form and/or terms of certificates, documents or conditions, if any, for Debt Securities to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Debt Security of such series); and

•	any other terms, conditions, rights and preferences (or limitations on these rights or preferences) relating to the Debt Securities (which terms may not be inconsistent with the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or with the provisions of the applicable Indenture).

If the amount of payments of principal of and premium, if any, or interest, if any, on the Debt Securities is determined with reference to any type of index or formula or changes in prices or performance of particular securities, currencies, intangibles, goods, articles or commodities or any other financial, economic or other measure or instrument (including the occurrence or non-occurrence of any event or circumstance), the federal income tax consequences, specific terms and other information with respect to the Debt Securities and the related index or formula, securities, currencies, intangibles, goods, articles or commodities will be described in the applicable Prospectus Supplement.

We may sell Debt Securities at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. These are referred to as discount securities. Federal income tax consequences and other special considerations applicable to discount securities will be described in the applicable Prospectus Supplement.

Registration and Transfer

Unless otherwise provided in the applicable Prospectus Supplement, we will issue each series of Debt Securities only in registered form, which we refer to as registered securities. Unless otherwise provided in the applicable Prospectus Supplement, HSBC Bank will serve as the initial security registrar. Unless otherwise provided in the applicable Prospectus Supplement, registered securities may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if so required by us or the securities registrar) or exchanged for other Debt Securities of the same series at the corporate trust office of the indenture trustee in New York City. We shall make this transfer or exchange without service charge but may require payment of any tax or other governmental charge, as described in the applicable Indenture (Sections 301, 305, 1202).

Unless otherwise indicated in the applicable Prospectus Supplement, registered securities, other than registered securities issued in global form (which may be of any denomination), will be issued without coupons and in denominations of $1,000 or integral multiples thereof (Section 302).

As currently anticipated, Debt Securities of a series will be issued in book-entry form, and global notes will be issued in physical (paper) form, as described below under “BOOK-ENTRY PROCEDURES.” Unless otherwise indicated in the applicable Prospectus Supplement, Debt Securities denominated in United States dollars will be issued only in denominations of $1,000 and whole multiples of $1,000 (Section 302). The Prospectus Supplement relating to Debt Securities denominated in a foreign or composite currency will specify the denomination of the Debt Securities.

Payment and Paying Agents

Unless otherwise indicated in the applicable Prospectus Supplement, we will pay the principal of, premium, if any, and interest, if any, on the Debt Securities at the corporate trust office of the indenture trustee in New York City or at the corporate offices of HSBC Bank, in New York City, except that, at our option, we may pay interest by mailing a check to the address of the person entitled thereto as the address appears in the security register. (Sections 301, 307, 1202).

Consolidation, Merger and Sale of Assets

Under each Indenture, we may consolidate with or merge into any other corporation or convey, transfer or lease our properties and assets substantially as an entirety to any person without the consent of the holders of any of the Debt Securities outstanding under the applicable Indenture, provided that:

(a)	the successor is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia;

(b)	the successor corporation expressly assumes, by an indenture supplemental to the applicable Indenture, our obligation for the due and punctual payment of the principal of and premium, if any, and interest, if any, on all of the Debt Securities under the applicable Indenture and the performance of every covenant of the applicable Indenture on our part to be performed or observed;

(c)	after giving effect to the transaction, no Event of Default under the Senior Indenture and no Default under the Subordinated Indenture, and no event that, after notice or lapse of time, or both, would become an Event of Default or a Default, as the case may be, shall have happened and be continuing; and

(d)	certain other conditions are met (Section 1001).

Modification and Waiver

Each Indenture provides that we and the indenture trustee may modify or amend the Indenture with the consent of the holders of 66 2/3% in principal amount of the outstanding Debt Securities of each series affected by a particular modification or amendment; provided, however, that any modification or amendment may not, without the consent of the holder of each outstanding Debt Security affected thereby:

(a)	change the stated maturity of the principal of, or any installment of principal of or interest on, any Debt Security;

(b)	reduce the principal amount of, or rate or amount of interest, if any, on, or any premium payable upon the redemption of any Debt Security;

(c)	reduce the amount of principal of any discount security that would be due and payable upon a declaration of acceleration of the maturity thereof or the amount provable in bankruptcy;

(d)	adversely affect any right of repayment at the option of any holder of any Debt Security;

(e)	change the place or currency of payment of principal of, or any premium or interest on, any Debt Security;

(f)	impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security on or after the stated maturity thereof (or, in the case of redemption or repayment at the option of the holder, on or after the redemption date or repayment date);

(g)	reduce the percentage of principal amount of outstanding Debt Securities of any series, the consent of whose holders is required for modification or amendment of the Indenture, or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults and their consequences; or

(h)	modify certain provisions of the Indenture except to increase the percentage of holders required to consent to amendment or modification thereof or to provide that certain other Indenture provisions cannot be modified or waived without the consent of the holder of each outstanding Debt Security affected thereby (Section 1102).

The holders of 66 2/3% in principal amount of the outstanding Debt Securities of each series may, on behalf of all holders of Debt Securities of that series, waive, insofar as that series is concerned, compliance by us with certain terms, conditions and provisions of the Indenture (Section 1205). The holders of not less than a majority in principal amount of the outstanding Debt Securities of any series may, on behalf of all holders of Debt Securities of that series, waive any past default under the applicable Indenture with respect to Debt Securities of that series and its consequences, except that a default in the payment of principal or premium, if any, or interest, if any, or in respect of a covenant or provision which under Article XI of the Indenture cannot be modified or amended without the consent of the holder of each outstanding Debt Security of the affected series (Section 513).

Each Indenture provides that, in determining whether the holders of the requisite principal amount of the outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver thereunder or are present at a meeting of holders for quorum purposes, and for making calculations required under Section 313 of the Trust Indenture Act, (a) the principal amount of a discount security that may be counted in making the determination or calculation and that will be deemed to be outstanding will be the amount of principal thereof that would be due and payable as of the time of the determination upon acceleration of the maturity thereof; and (b) the principal amount of any indexed Debt Security that may be counted in making the determination or calculation and that will be deemed outstanding for this purpose will be equal to the principal face amount of the indexed Debt Security at original issuance, unless otherwise provided with respect to such debt security (Section 101).

Defeasance and Covenant Defeasance

We may elect:

(a)	with respect to each Indenture, to defease and be discharged from our obligations with respect to any Debt Securities of or within a series (except the obligations to register the transfer of or exchange such Debt Securities; to replace temporary or mutilated, destroyed, lost or stolen Debt Securities; to maintain an office or agency in respect of such Debt Securities; and to hold moneys for payment in trust) (“defeasance”); or

(b)	with respect to the Senior Indenture, to be released from our obligations with respect to any Debt Securities of or within a series under Section 1001 of the Senior Indenture or, if provided pursuant to Section 301 of the Senior Indenture, our obligations with respect to any other covenant, and any omission to comply with these obligations will not constitute a default or an Event of Default under the Senior Indenture with respect to such Debt Securities (“covenant defeasance”);

in either case by:

•	depositing irrevocably with the indenture trustee as trust funds in trust (i) money in an amount, or (ii) U.S. Government Obligations in an amount which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one business day before the due date of any payment, money in an amount, or (iii) a combination of (i) and (ii) sufficient to pay the principal of and premium, if any, and interest, if any, on such Debt Securities on the dates such installments of interest or principal and premium applicable to such Debt Securities are due; and

•	satisfying certain other conditions precedent specified in the Indenture. This deposit and termination is conditioned among other things upon our delivery of an opinion of legal counsel that the holders of such Debt Securities will have no U.S. federal income tax consequences as a result of the deposit and termination and an officers’ certificate that all conditions precedent to the defeasance have been met (Article XIV).

Defeasance of our obligations with respect to Subordinated Debt Securities is subject to the prior written approval of the Federal Reserve Board and the Prudential Regulation Authority of the United Kingdom, which we refer to as the “Prudential Regulation Authority” (Subordinated Indenture, Section 1402).

If we exercise our covenant defeasance option with respect to any series of Senior Debt Securities and those Senior Debt Securities are declared due and payable because of the occurrence of any Event of Default other than with respect to a covenant as to which there has been covenant defeasance as described above, the money and U.S. Government Obligations on deposit with the indenture trustee will be sufficient to pay amounts due on the Senior Debt Securities at their stated maturity but may not be sufficient to pay amounts due on the Senior Debt Securities at the time of acceleration relating to the Event of Default. However, we would remain liable to make payment of the amounts due at the time of acceleration.

The applicable Prospectus Supplement may further describe the provisions, if any, permitting the defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Debt Securities of or within any particular series.

Regarding the Indenture Trustees

Wells Fargo Bank, National Association, the indenture trustee under one of the Senior Indentures, has a designated corporate trust office at 45 Broadway, 14th Floor, New York, New York 10006. Deutsche Bank Trust Company Americas, the indenture trustee under one of the Senior Indentures and the Subordinated Indenture, has a designated corporate trust office at 60 Wall Street, 27th Floor, New York, New York 10005. We and our banking subsidiaries maintain banking relationships with both indenture trustees.

Senior Debt Securities

The Senior Debt Securities will be our direct unsecured obligations and will constitute Senior Indebtedness (as defined below under “—Subordinated Debt Securities—Subordination”) ranking on a parity with our other Senior Indebtedness.

Events of Default

The following will be Events of Default under the Senior Indenture with respect to Senior Debt Securities of any series:

(a)	failure to pay principal or premium, if any, on any Senior Debt Security of that series at maturity;

(b)	failure to pay any interest on any Senior Debt Security of that series when due and payable, which failure continues for 30 days;

(c)	failure to perform any of our covenants or warranties in the Senior Indenture (other than a covenant or warranty included in the Senior Indenture solely for the benefit of a series of Senior Debt Securities other than such series) or established in or pursuant to a board resolution or supplemental indenture, as the case may be, pursuant to which the Senior Debt Security of such series were issued, which failure continues for 60 days after written notice to us by the indenture trustee or to us and the indenture trustee by the holders of at least 25% in principal amount of the outstanding Senior Debt Securities of that series as provided in the Senior Indenture;

(d)	default under any bond, debenture, note, mortgage, indenture, other instrument or other evidence of indebtedness for money borrowed in an aggregate principal amount exceeding $5 million by us or HSBC Bank or our or HSBC Bank’s successors (including a default with respect to Senior Debt Securities of another series) under the terms of the instrument or instruments by or under which the indebtedness is evidenced, issued or secured, which default results in the acceleration of the indebtedness, if this acceleration is not rescinded or annulled, or the indebtedness is not discharged, within 10 days after written notice to us by the indenture trustee or to us and the indenture trustee by the holders of at least 25% in principal amount of the outstanding Senior Debt Securities of that series as provided in the Senior Indenture;

(e)	certain events in bankruptcy, insolvency or reorganization involving us or any substantial part of our property; and

(f)	any other Event of Default provided with respect to Senior Debt Securities of that series (Senior Indenture, Section 501).

If an Event of Default with respect to Senior Debt Securities of any series at the time outstanding occurs and is continuing, either the indenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding Senior Debt Securities of that series may declare the principal amount (or, if the securities of that series are discount securities or indexed securities, a portion of the principal amount of such Senior Debt Securities as may be specified in the terms thereof) of and all accrued but unpaid interest on all such Senior Debt Securities to be due and payable immediately, by a written notice to us (and to the indenture trustee, if given by holders), and upon such a declaration this principal amount (or specified amount) and interest shall become immediately due and payable. At any time after a declaration of acceleration with respect to Senior Debt

Securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of outstanding Senior Debt Securities of that series may, under certain circumstances, rescind and annul the declaration and its consequences, if all Events of Default have been cured, or if permitted, waived, and all payments due (other than those due as a result of acceleration) have been made or provided for (Senior Indenture, Section 502).

The Senior Indenture provides that, subject to the duty of the indenture trustee during an Event of Default to act with the required standard of care, the indenture trustee will be under no obligation to exercise any of its rights or powers under the Senior Indenture at the request or direction of any of the holders of Senior Debt Securities of any series, unless the relevant holders shall have offered to the indenture trustee reasonable indemnity or security against the costs, expenses and liabilities which may be incurred (Senior Indenture, Sections 601, 603). Subject to certain provisions, the holders of a majority in principal amount of the outstanding Senior Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee, with respect to the Senior Debt Securities of that series (Senior Indenture, Section 512).

We are required to deliver to the indenture trustee annually an officers’ certificate as to whether we are in default in the performance and observance of any of the terms, provisions and conditions of the Senior Indenture. We also are required to deliver written notice to the indenture trustee promptly after any of our officers has knowledge of the occurrence of any event that with the giving of notice or the lapse of time or both would constitute under the Senior Indenture the type of Event of Default described in clause (c) of the third paragraph above (Senior Indenture, Section 1204).

Subordinated Debt Securities

The Subordinated Debt Securities will be our direct, unsecured obligations. Our obligations pursuant to the Subordinated Debt Securities will be subordinate in right of payment to all Senior Indebtedness as defined below under “—Subordination.”

The maturity of the Subordinated Debt Securities will be subject to acceleration only in the event of certain events of bankruptcy or insolvency involving us or the receivership of HSBC Bank. See “—Events of Default; Defaults” below.

Subordination

Our obligation to make any payment on account of the principal of or premium, if any, and interest, if any, on the Subordinated Debt Securities will be subordinate and junior in right of payment to our obligations to the holders of our Senior Indebtedness to the extent described herein.

“Senior Indebtedness” is defined in the Subordinated Indenture to mean our “Indebtedness for Money Borrowed,” whether outstanding on the date of the Subordinated Indenture or thereafter created, assumed or incurred, except “Indebtedness Ranking on a Parity with the Debt Securities” or “Indebtedness Ranking Junior to the Debt Securities” and any deferrals, renewals or extensions of the Senior Indebtedness (Subordinated Indenture, Section 101). As of December 31, 2014, our Senior Indebtedness, as defined in the Subordinated Indenture, was approximately $104.975 billion.

“Indebtedness for Money Borrowed” is defined in the Subordinated Indenture as:

(a)	any obligation of ours, or any obligation guaranteed by us, for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments;

(b)	similar obligations arising from off-balance sheet guarantees and direct credit substitutes;

(c)	obligations associated with derivative products, such as interest-rate and foreign-exchange-rate contracts, commodity contracts and similar arrangements; and

(d)	any deferred obligations for the payment of the purchase price of property or assets (Subordinated Indenture, Section 101).

“Indebtedness Ranking on a Parity with the Debt Securities” is defined in the Subordinated Indenture to mean our Indebtedness for Money Borrowed, whether outstanding on the date of execution of the Subordinated Indenture or thereafter created, assumed or incurred, which specifically by its terms ranks equally with and not prior to the Subordinated Debt Securities in the right of payment upon the happening of any event of the kind specified in the first sentence of the next paragraph (Subordinated Indenture, Section 101). As of December 31, 2014, Indebtedness Ranking on a Parity with the Debt Securities, as defined in the Subordinated Indenture, was approximately $1.170 billion.

“Indebtedness Ranking Junior to the Debt Securities” is defined in the Subordinated Indenture to mean any of our Indebtedness for Money Borrowed, whether outstanding on the date of execution of the Subordinated Indenture or thereafter created, assumed or incurred, which specifically by its terms ranks junior to and not equally with or prior to the Subordinated Debt Securities (and any other Indebtedness Ranking on a Parity with the Subordinated Debt Securities) in right of payment upon the happening of any event of the kind specified in the first sentence of the next paragraph (Subordinated Indenture, Section 101). As of December 31, 2014, Indebtedness Ranking Junior to the Debt Securities, as defined in the Subordinated Indenture, was approximately $560 million.

In the case of any bankruptcy, insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshaling of assets and liabilities or similar proceedings or any liquidation or dissolution or winding up involving us, whether voluntary or involuntary, all of our obligations to holders of our Senior Indebtedness will be entitled to be paid in full before any payment can be made on account of the principal of, or premium, if any, or interest, if any, on the Subordinated Debt Securities of any series. In the event and during the continuation of any default in the payment of principal of, or premium, if any, or interest, if any, on, any Senior Indebtedness beyond any applicable grace period, or in the event that any event of default with respect to any Senior Indebtedness has occurred and is continuing, or would occur as a result of certain payments, permitting the holders of the relevant Senior Indebtedness (or a trustee on behalf of the holders thereof) to accelerate its maturity, then, unless and until we cure the default or event of default or the default or event of default is waived or ceases to exist, we will not make any payment of the principal of, or premium, if any, or interest, if any, on the Subordinated Debt Securities, or in respect of any redemption, exchange, retirement, purchase or other acquisition of any of the Subordinated Debt Securities (Subordinated Indenture, Sections 1501, 1503).

As of December 31, 2014, our Subordinated Debt Securities totaled approximately $1.730 billion.

Any Prospectus Supplement relating to an issuance of Subordinated Debt Securities will set forth (as of the most recent practicable date) the aggregate amount of outstanding Senior Indebtedness and any limitation on the issuance of additional Senior Indebtedness.

Holders of Subordinated Debt Securities, by their acceptance of the Subordinated Debt Securities, will be deemed to have irrevocably waived any rights they may have to counterclaim or set off amounts they owe to us against amounts owed to them by us under the Subordinated Indenture or to institute proceedings in respect of these amounts (Subordinated Indenture, Section 1501).

By reason of the above subordination in favor of the holders of our Senior Indebtedness, in the event of our bankruptcy or insolvency, holders of our Senior Indebtedness may receive more, ratably, and holders of the Subordinated Debt Securities having a claim pursuant to the Subordinated Debt Securities may receive less, ratably, than our other creditors.

Events of Default; Defaults

The only Events of Default under the Subordinated Indenture with respect to Subordinated Debt Securities of any series will be certain events in bankruptcy or insolvency involving us or the receivership of HSBC Bank (Subordinated Indenture, Section 501).

If an Event of Default with respect to Subordinated Debt Securities of any series at the time outstanding occurs and is continuing, the indenture trustee or the holders of at least 25% in principal amount of the outstanding Subordinated Debt Securities of that series may declare the principal amount of (or, if any of the Subordinated Debt Securities of that series are discount securities or indexed securities, the portion of the principal amount of the Subordinated Debt Securities as may be specified in the terms thereof) and all accrued but unpaid interest on all the Subordinated Debt Securities of that series to be due and payable immediately, by a written notice to us (and to the indenture trustee, if given by holders), and upon such a declaration the principal amount (or specified amount) and interest of that series shall become immediately due and payable (Subordinated Indenture, Section 502).

The foregoing provision would, in the event of the bankruptcy or insolvency involving us, be subject as to enforcement to the broad equity powers of a federal bankruptcy court and to the determination by that court of the nature and status of the payment claims of the holders of the Subordinated Debt Securities. At any time after a declaration of acceleration with respect to the Subordinated Debt Securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of outstanding Subordinated Debt Securities of that series may, under certain circumstances, rescind and annul the acceleration but only if all Defaults have been remedied, or, if permitted, waived, and if certain other conditions have been satisfied (Subordinated Indenture, Sections 502, 513).

The following events will be Defaults under the Subordinated Indenture with respect to Subordinated Debt Securities of any series:

(a)	an Event of Default with respect to that series of Subordinated Debt Securities;

(b)	failure to pay principal of or premium, if any, on any Subordinated Debt Securities of that series at maturity, continued for seven days; and

(c)	failure to pay any interest, if any, on any Subordinated Debt Securities of that series when due and payable, continued for 30 days (Subordinated Indenture, Section 503).

If we do not pay any installment of interest on the Subordinated Debt Securities of any series on the applicable interest payment date or all or any part of principal thereof at the stated maturity with respect to the principal, the obligation to pay on the applicable interest payment date or stated maturity, as the case may be, shall be deferred until (i) in the case of a payment of interest, the date upon which a dividend is paid on any class of our share capital and (ii) in the case of a payment of principal, the first business day after the date that falls six months after the original stated maturity with respect to the principal. Failure by us to make such payment prior to the deferred interest payment date or stated maturity shall not constitute a default by us or otherwise allow any holder to sue us for payment or to take any other action. Each payment so deferred will accrue interest at the rate per annum shown on the front cover of the applicable Prospectus Supplement. Any payment so deferred shall not be treated as due for any purpose (including, without limitation, for the purposes of ascertaining whether or not a Default has occurred) until the deferred interest payment date or stated maturity, as the case may be. We may only defer any payment of interest or principal with respect to any issuance of Subordinated Debt Securities once (Subordinated Indenture, Section 503).

The maturity of the Subordinated Debt Securities will be subject to acceleration only in the event of certain events of bankruptcy or insolvency involving us or the receivership of HSBC Bank. There will be no right of acceleration of the payment of principal of the Subordinated Debt Securities of any series upon a default in the payment of principal of or premium, if any, or interest, if any, or a default in the performance of any covenant or agreement in the Subordinated Debt Securities or the Subordinated Indenture or any Default other than an Event of Default. If a Default with respect to the Subordinated Debt Securities of any series occurs and is continuing, the indenture trustee may, subject to certain limitations and conditions, seek to enforce its rights and the rights of the holders of Subordinated Debt Securities of that series or the performance of any covenant or agreement in the Subordinated Indenture.

The Subordinated Indenture provides that, subject to the duty of the indenture trustee upon the occurrence of a Default to act with the required standard of care, the indenture trustee will be under no obligation to exercise any of its rights or powers under the Subordinated Indenture at the request or direction of any of the holders of Subordinated Debt Securities of any series unless the same holders shall have offered to the indenture trustee reasonable indemnity or security against the costs, expenses and liabilities which may be incurred. (Subordinated Indenture, Sections 601, 603). Subject to certain provisions, the holders of a majority in principal amount of the outstanding Subordinated Debt Securities of any series will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee, with respect to the Subordinated Debt Securities of that series (Subordinated Indenture, Section 512).

We are required to furnish to the indenture trustee annually an officers’ certificate as to the performance and observance by us of certain of the terms, provisions and conditions under the Subordinated Indenture and as to the absence of default (Subordinated Indenture, Section 1204).

Redemption

No redemption, defeasance or early repayment of amounts owed under the Subordinated Debt Securities, including purchases of capital notes by us or our subsidiaries or at the option of holders of Subordinated Debt Securities, may be made without the prior written consent of the Board of Governors of the Federal Reserve System and the Prudential Regulation Authority if required at such time (Subordinated Indenture, Section 1302). This consent by the Prudential Regulation Authority and the Federal Reserve Board will depend on the Prudential Regulation Authority and the Federal Reserve Board being satisfied that our capital is adequate and is likely to remain adequate. Ordinarily, the Federal Reserve Board would permit such a redemption if the Subordinated Debt Securities were redeemed with the proceeds of a sale of, or replaced with a like amount of, a similar or higher quality capital instrument and the bank holding company’s capital position is considered fully adequate.

Replacement Debt Securities

Unless otherwise provided for in the applicable Prospectus Supplement, if a Debt Security of any series is mutilated, destroyed, lost or stolen, it may be replaced at the corporate trust office of the indenture trustee in the City and State of New York upon payment by the holder of expenses that we and the indenture trustee may incur in connection therewith and the furnishing of evidence and indemnity as we and the indenture trustee may require. Mutilated Debt Securities must be surrendered before new Debt Securities will be issued (Section 306).

Notices

Unless otherwise provided in the applicable Prospectus Supplement, any notice required to be given to a holder of a Debt Security of any series that is a registered security will be mailed to the last address of the holder set forth in the applicable security register, and any notice so mailed shall be deemed to have been received by the holder, whether or not the holder actually receives the notice (Section 105).

Governing Law

The Debt Securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF PREFERRED STOCK

The following description of the terms of the shares of preferred stock that we may offer sets forth certain general terms and provisions of the preferred stock to which any Prospectus Supplement may relate. The applicable Prospectus Supplement will specify certain other terms of any series of preferred stock and the terms of any related option, put or right of ours to require the holder of any other security to also acquire shares of preferred stock. If so specified in the applicable Prospectus Supplement, the terms of any series of preferred stock may differ from the terms set forth below. The description of the terms of the preferred stock set forth below and in any Prospectus Supplement does not purport to be complete and is subject to and qualified in its entirety by reference to our charter, including the articles supplementary relating to the applicable series of preferred stock.

General

Our charter authorizes the issuance of 190,999,000 shares of capital stock, of which 40,999,000 shares are preferred stock, without par value, and 150,000,000 shares are common stock, par value $5.00 per share. Under our charter, our board of directors has the authority, without further stockholder action, to issue up to 40,999,000 shares of preferred stock without par value in one or more series and for a consideration that may be fixed from time to time by our board of directors. Each series of preferred stock will have the designations or titles; dividend rates; special or relative rights in the event of liquidation, distribution or sale of assets or dissolution or winding up involving us; any redemption or purchase account provisions; any conversion provisions; and any voting rights thereof, as are set forth in the articles supplementary for each of these series. The shares of any series of preferred stock will be, when issued, fully paid and non-assessable and holders thereof will have no preemptive rights in connection therewith. As of December 31, 2014, of the 40,999,000 authorized shares of preferred stock, 25,947,500 shares were issued and outstanding as follows: 1,500,000 shares of Adjustable Rate Cumulative Preferred Stock, Series D (the “Series D Preferred Stock”), represented by 6,000,000 depositary shares; 3,000,000 shares of $2.8575 Cumulative Preferred Stock (the “$2.8575 Preferred Stock”); 20,700,000 shares of Floating Rate Non-Cumulative Preferred Stock, Series F (the “Series F Preferred Stock”); 373,750 shares of Floating Rate Non-Cumulative Preferred Stock, Series G (the “Series G Preferred Stock”), represented by 14,950,000 depositary shares; and 373,750 shares of 6.50% Non-Cumulative Preferred Stock, Series H (the “Series H Preferred Stock”), represented by 14,950,000 depositary shares. As of December 31, 2014, 713 shares of our common stock were issued and outstanding. All outstanding shares of common stock and preferred stock are fully paid and non-assessable. As of December 31, 2014, we have 15,051,500 shares available for issuance as preferred stock.

The liquidation preference of any series of preferred stock is not necessarily indicative of the price at which shares of that series of preferred stock will actually trade at or after the time of their issuance. The market price of any series of preferred stock can be expected to fluctuate with changes in market and economic conditions, our financial condition and prospects and other factors that generally influence the market prices of securities.

Rank

Any series of the preferred stock will, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank:

(i)	senior to all classes of our common stock and all other equity securities issued by us the terms of which specifically provide that such equity securities will rank junior to the preferred stock, which we refer to collectively as “Junior Securities;”

(ii)	on a parity with all equity securities issued by us, the terms of which specifically provide that such equity securities will rank on a parity with the preferred stock, which we refer to collectively as the “Parity Securities;” and

(iii)	junior to all equity securities issued by us, the terms of which specifically provide that such equity securities will rank senior to the preferred stock, which we refer to collectively as the “Senior Securities.” As used in any articles supplementary for these purposes, the term “equity securities” will not include debt securities convertible into or exchangeable for equity securities.

Dividends

Holders of each series of preferred stock will be entitled to receive, when, as and if declared by our board of directors, out of funds legally available, cash dividends or preferred stock dividends (of the same or a different series) at the rates and on the dates set forth in the applicable Prospectus Supplement. Dividends will be payable to holders of record of the preferred stock as they appear on our books on the record dates to be fixed by our board of directors. Dividends on any series of preferred stock may be cumulative or non-cumulative.

We may not declare or pay full dividends or set apart funds for the payment of dividends on any Parity Securities unless we have already paid or set apart dividends for the payment on the preferred stock. If we have not paid full dividends on the preferred stock, the preferred stock will share in dividends pro rata with the Parity Securities. If dividends are cumulative, any accumulated unpaid dividends will not bear interest.

Redemption

A series of preferred stock may be redeemable at any time, in whole or in part, at our option or the option of the holder thereof upon terms and at the redemption prices set forth in the applicable Prospectus Supplement.

In the event of partial redemptions of preferred stock, whether by mandatory or optional redemption, the shares to be redeemed will be determined by lot or pro rata, as may be determined by our board of directors or by any other method determined to be equitable by our board of directors.

On and after a redemption date, unless we default in the payment of the redemption price, dividends will cease to accrue on shares of preferred stock called for redemption and all rights of holders of these shares will terminate except for the right to receive the redemption price. If we redeem fewer than all the shares represented by a share certificate, then we will issue a new certificate representing the unredeemed shares without cost to the certificate holder.

Under current regulations, bank holding companies may not redeem shares of preferred stock that constitute Tier 1 capital for purposes of the Federal Reserve Board’s risk-based capital requirements without the prior approval of the Federal Reserve Board. Ordinarily, the Federal Reserve Board would permit such a redemption if (1) the shares are redeemed with the proceeds of a sale by the bank holding company of, or replaced by a like amount of, common stock or perpetual preferred stock and the bank holding company’s capital position is considered fully adequate or (2) the Federal Reserve Board determines that the bank holding company’s capital position after the redemption would clearly be adequate and that the bank holding company’s condition and circumstances warrant the reduction of a source of permanent capital.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of HSBC USA, holders of each series of preferred stock that ranks senior to the Junior Securities will be entitled to receive out of the assets available for distribution to stockholders, before any distribution is made on any Junior Securities, distributions upon liquidation in the amount set forth in the applicable Prospectus Supplement, plus an amount equal to any accrued and unpaid dividends. If upon any voluntary or involuntary liquidation, dissolution or winding up of HSBC USA, the amounts payable with respect to the preferred stock of any series and any other Parity Securities are not paid in full, the holders of the preferred stock of the series and any Parity Securities will share ratably in the distribution of the assets available for distribution in proportion to the full liquidation preferences to which each is entitled. After payment of the full amount of the liquidation preference to which they are entitled, the holders of the series of preferred stock will not be entitled to any further participation in any distribution of HSBC USA’s assets. However, neither (i) the merger or consolidation of HSBC USA with or into one or more corporations pursuant to any statute that provides, in effect, that our stockholders will continue as stockholders of the continuing or combined corporation nor (ii) HSBC USA’s acquisition of assets or stock of another corporation will be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of HSBC USA.

Voting Rights

Except as indicated below or in the applicable Prospectus Supplement or as expressly required by applicable law, the holders of the preferred stock will have no voting rights.

Under regulations adopted by the Federal Reserve Board, if the holders of shares of any series of the preferred stock became entitled to vote for the election of directors, the series may then be deemed a “class of voting securities” and a holder of 25% or more of the series (or a holder of 5% or more if it otherwise exercises a “controlling influence” over us) may then be subject to regulation as a bank holding company in accordance with the BHCA. In addition, at the time the series is deemed a class of voting securities, (i) any other bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 5% or more of the series, and (ii) any person other than a bank holding company may be required to obtain the approval of the Federal Reserve Board under the Change in Bank Control Act to acquire or retain 10% or more of the series.

Outstanding Preferred Stock

Adjustable Rate Cumulative Preferred Stock, Series D. In May 1994, HSBC USA issued 1,500,000 shares of Series D Preferred Stock, which are represented by 6,000,000 depositary shares. Holders of the depositary shares are entitled to receive their proportional interest in cumulative quarterly cash dividends at a floating rate equal to a percentage of the highest of three rate indices, with a minimum dividend rate of 4.5% per annum and a maximum dividend rate of 10.5% per annum. All dividends on the Series D Preferred Stock have been paid to date. In the event of the liquidation, dissolution or winding up of HSBC USA, whether voluntary or involuntary, holders of the depositary shares are entitled to receive their proportional interest in $100 per share of Series D Preferred Stock, plus accrued and unpaid dividends. The Series D Preferred Stock is currently redeemable, at the option of HSBC USA, in whole or in part, from time to time, at $100 per share plus an amount equal to accrued and unpaid dividends. Holders of the Series D Preferred Stock are entitled to two votes per share on any matters on which they are entitled to vote (representing one vote per $50 of liquidation preference). The voting rights applicable to the Series D Preferred Stock are otherwise equivalent to the voting rights of all other outstanding series of preferred stock.

$2.8575 Cumulative Preferred Stock. In September 1997, HSBC USA issued 3,000,000 shares of $2.8575 Cumulative Preferred Stock. Holders of the $2.8575 Cumulative Preferred Stock are entitled to receive cumulative quarterly cash dividends of $2.8575 per annum per share. All dividends on the $2.8575 Cumulative Preferred Stock have been paid to date. In the event of the liquidation, dissolution or winding up of HSBC USA, whether voluntary or involuntary, holders of the $2.8575 Cumulative Preferred Stock are entitled to receive $50 per share of $2.8575 Cumulative Preferred Stock, plus accrued and unpaid dividends. The $2.8575 Cumulative Preferred Stock is redeemable, at the option of HSBC USA, in whole or in part, from time to time after October 1, 2007, at $25 per share plus an amount equal to accrued and unpaid dividends. The $2.8575 Cumulative Preferred Stock is not entitled to the benefits of any sinking fund. Holders of the $2.8575 Cumulative Preferred Stock are entitled to one-half vote per share on any matters on which they are entitled to vote (representing one vote per $50 of liquidation preference). The voting rights applicable to the $2.8575 Cumulative Preferred Stock are otherwise equivalent to the voting rights of all other outstanding series of preferred stock.

Floating Rate Non-Cumulative Preferred Stock, Series F. In April 2005, HSBC USA issued 20,700,000 shares of Series F Preferred Stock. Holders of the Series F Preferred Stock are entitled to receive non-cumulative quarterly cash dividends at a floating annual rate equal to three-month LIBOR plus 0.75% of the stated value of $25 per share, with a minimum dividend rate of 3.5% per annum. All dividends on the Series F Preferred Stock have been paid to date. In the event of the liquidation, dissolution or winding up of HSBC USA, whether voluntary or involuntary, holders of the Series F Preferred Stock are entitled to receive $25 per share of Series F Preferred Stock, plus accrued and unpaid dividends for the then-current dividend period. The Series F Preferred Stock is redeemable, at the option of HSBC USA, in whole or in part, from time to time after April 7, 2010, at $25 per share plus an amount equal to accrued and unpaid dividends for the then-current dividend period. Holders of the Series F Preferred Stock are entitled to two votes per share on any matters on which they are entitled to vote (representing one vote per $50 of liquidation preference). The voting rights applicable to the Series F Preferred Stock are otherwise equivalent to the voting rights of all other outstanding series of preferred stock.

Floating Rate Non-Cumulative Preferred Stock, Series G. In October 2005, we issued 373,750 shares of Series G Preferred Stock, which are represented by 14,950,000 depositary shares. Holders of the depositary shares are entitled to receive their proportional interest in non-cumulative quarterly cash dividends at a floating annual rate equal to three-month LIBOR plus 0.75% of the stated value of $25 per share, with a minimum dividend rate of 4.0% per annum. All dividends on the Series G Preferred Stock have been paid to date. In the event of the liquidation, dissolution or winding up of HSBC USA, whether voluntary or involuntary, holders of the depositary shares are entitled to receive their proportional interest in $1,000 per share of Series G Preferred Stock, plus accrued and unpaid dividends for the then-current dividend period. The Series G Preferred Stock is redeemable, at the option of HSBC USA, in whole or in part, from time to time after January 1, 2011, at $1,000 per share plus an amount equal to accrued and unpaid dividends for the then-current dividend period. Holders of the depositary shares are entitled to their proportional interest in twenty votes per share of Series G Preferred Stock on any matters on which they are entitled to vote (representing one vote per $50 of liquidation preference). The voting rights applicable to the Series G Preferred Stock are otherwise equivalent to the voting rights of all other outstanding series of preferred stock.

6.50% Non-Cumulative Preferred Stock, Series H. In May 2006, we issued 373,750 shares of Series H Preferred Stock, which are represented by 14,950,000 depositary shares. Holders of the depositary shares are entitled to receive their proportional interest in non-cumulative quarterly cash dividends at an annual rate equal to 6.50% per annum of the stated value of $25 per share. All dividends on the Series H Preferred Stock have been paid to date. In the event of the liquidation, dissolution or winding up of HSBC USA, whether voluntary or involuntary, holders of the depositary shares are entitled to receive their proportional interest in $1,000 per share of Series H Preferred Stock, plus accrued and unpaid dividends for the then-current dividend period. The Series H Preferred Stock is redeemable, at the option of HSBC USA, in whole or in part, from time to time after July 1, 2011, at $1,000 per share plus an amount equal to accrued and unpaid dividends for the then-current dividend period. Holders of the depositary shares are entitled to their proportional interest in twenty votes per share of Series H Preferred Stock on any matters on which they are entitled to vote (representing one vote per $50 of liquidation preference). The voting rights applicable to the Series H Preferred Stock are otherwise equivalent to the voting rights of all other outstanding series of preferred stock.

Depositary Shares

General. We may, at our option, elect to issue fractional shares of preferred stock, rather than full shares of preferred stock. In the event such option is exercised, we may elect to have a depositary issue receipts for depositary shares, each receipt representing a fraction, to be set forth in the applicable Prospectus Supplement, of a share of a particular series of preferred stock, as described below.

The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company that we select, as depositary. The depositary must have its principal office in the United States and have a combined capital and surplus of at least $50,000,000.

Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of Preferred Shares represented by such depositary share, to all the rights and preferences of the preferred stock represented by the depositary share, including dividend, voting, redemption and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of Preferred Shares in accordance with the terms of an offering of the preferred stock. Copies of the forms of deposit agreement and depositary receipt are filed as exhibits to the registration statement of which this prospectus is a part, and the following summary is qualified in its entirety by reference to such exhibits.

Pending the preparation of definitive engraved depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to, and with all the same rights of, the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Upon surrender of depositary receipts at the office of the depositary and upon payment of the charges provided in the deposit agreement, a holder of depositary receipts may have the depositary deliver to the holder the whole shares of preferred stock relating to the surrendered depositary receipts. Holders of depositary shares may receive whole shares of the related series of preferred stock on the basis set forth in the applicable Prospectus Supplement for such series of preferred stock, but holders of such whole shares will not after the exchange be entitled to receive depositary shares for their whole shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of the related series of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Dividends and Other Distributions. The depositary will distribute all cash dividends or other cash distributions received for the preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the numbers of such depositary shares owned by such holders.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto, unless the depositary determines that it is not feasible to make distribution of the property. In that case the depositary may, with our approval, sell such property and distribute the net proceeds from the sale to such holders.

Redemption of Depositary Shares. If a series of preferred stock represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the series of preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of preferred stock redeemed by us. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

Voting the Preferred Stock. Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such preferred stock. Each record holder of such depositary shares on the record date, which will be the same date as the record date for the related preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the preferred stock represented by such holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Deposit Agreement. We and the depositary at any time may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. We or the depositary may terminate the deposit agreement only if all outstanding depositary shares have been redeemed, or there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of HSBC USA and such distribution has been distributed to the holders of depositary receipts.

Charges of Depositary. We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

Reports. The depositary will forward to the record holders of the depositary shares relating to such preferred stock all reports and communications from us that are delivered to the depositary.

Limitations on Liability. Neither we nor the depositary will be liable if either one is prevented or delayed by law or any circumstance beyond their control in performing the obligations under the deposit agreement. The obligations of HSBC USA and the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. The depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

In the event the depositary receives conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and HSBC USA, on the other hand, the depositary will be entitled to act on such claims, requests or instructions received from HSBC USA.

Resignation and Removal of Depositary. The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF WARRANTS

HSBC USA may offer, from time to time, one or more series of warrants (“Warrants”). The following description of the Warrants sets forth certain general terms and provisions of the Warrants to which any Prospectus Supplement may relate. The particular terms of the Warrants offered by any Prospectus Supplement and the extent, if any, to which these general provisions may apply to such Warrants will be described in the Prospectus Supplement relating to such Warrants. In addition, we may issue a debt warrant separately or as part of a unit, as described below in “DESCRIPTION OF UNITS.”

General

HSBC USA may issue Warrants that are debt warrants, index warrants, interest rate warrants or universal warrants as described in the applicable Prospectus Supplement. Warrants may be offered independently of or together with one or more additional Warrants, any series of Debt Securities, preferred stock, purchase contracts or other securities or any combination thereof issued by HSBC USA or an entity affiliated or not affiliated with HSBC USA, as described in the applicable Prospectus Supplement.

Each series of Warrants will be issued under a separate warrant agreement to be entered into between HSBC USA and one or more banks or trust companies, as warrant agent, as set forth in the applicable Prospectus Supplement and, if part of a unit, may be issued under a unit agreement as described below under “Description of Units.” The warrant agent will act solely as the agent of HSBC USA under the applicable warrant agreement and in connection with the certificates for any series of Warrants, and will not assume any obligation or relationship of agency or trust for or with any holders of those warrant certificates of beneficial owners of those Warrants. HSBC USA may add, replace or terminate warrant agents from time to time. HSBC USA may also act as its own warrant agent.

The following briefly summarizes the material provisions of the warrant agreement and the Warrants, other than pricing and related terms disclosed in the applicable Prospectus Supplement. You should read the more detailed provisions of the applicable warrant agreement, including the defined terms, for provisions that may be important to you. You should also read the particular terms of a series of Warrants, which will be described in more detail in the applicable Prospectus Supplement.

General Terms of Warrants

The applicable Prospectus Supplement may contain, where applicable, the following additional information relating to the Warrants:

•	the specific designation and aggregate number of, and the price at which HSBC USA will issue, the Warrants;

•	the currency, currency unit, currency index or currency basket based on or relating to currencies for which those Warrants may be purchased;

•	the date on which the right to exercise those Warrants will begin and the date on which that right will expire or, if the holder may not continuously exercise the Warrants throughout that period, the specific date on which the holder may exercise the Warrants;

•	whether the Warrants will be issued in registered form;

•	whether the Warrants are extendible and the period or periods of such extendibility;

•	any index, formula or any other method (including a method based on changes in the prices or performance of particular securities, currencies, intangibles, goods, articles, or commodities; or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance), or a combination thereof, used to determine the amounts of any payments of principal or premium, if any, and interest, if any, on the Warrants, and the manner in which those amounts will be determined;

•	whether the principal or premium, if any, or interest, if any, will be payable, at the election of HSBC USA or a holder, in cash, securities, other property, or a combination thereof, the terms and conditions upon which such election may be made and the time and the manner of determining such payment;

•	whether those Warrants will be issued in book-entry form, as a global warrant certificate, or in certificated form;

•	any applicable U.S. federal income tax consequences;

•	the identity of the warrant agent for the Warrants and of any other depositories, execution or paying agents, transfer agents, registrars, determination or other agents;

•	the proposed listing, if any, of the Warrants or any securities purchasable upon exercise of the Warrants on any securities exchange;

•	whether the Warrants are to be sold separately or with other securities; and

•	any other terms of the Warrants.

Debt Warrants

HSBC USA may issue, together with Debt Securities or separately, debt warrants for the purchase of Debt Securities on terms to be determined at time of sale.

Additional Terms of Debt Warrants. The applicable Prospectus Supplement may contain, where applicable, the following additional information relating to any debt warrants:

•	the designation, aggregate principal amount, currency and terms of the Debt Securities that may be purchased upon exercise of the debt warrants;

•	the exercise price and whether the exercise price may be paid in cash, by the exchange of any other security or property offered with the debt warrants or both and the method of exercising the debt warrants; and

•	the designation, terms and amount of Debt Securities, if any, to be issued together with each of the debt warrants and the date, if any, after which the debt warrants and Debt Securities will be separately transferable.

Index Warrants

HSBC USA may issue index warrants entitling the holders thereof to receive from HSBC USA, upon exercise, an amount in cash determined by reference to any index, formula or any other method (including a method based on changes in the prices or performance of particular securities, currencies, intangibles, goods, articles, or commodities, or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance), or a combination thereof.

Interest Rate Warrants

HSBC USA may issue interest rate warrants entitling the holders thereof to receive from HSBC USA, upon exercise, an amount determined by reference to specified rate or rates, which may be fixed or floating, or the method by which the specified rate or rates will be determined, or any combination thereof.

Additional Terms of Index and Interest Rate Warrants

The applicable Prospectus Supplement may contain, where applicable, the following additional information relating to any index and interest rate warrants:

•	the exercise price, if any;

•	for index warrants, the method of providing for a substitute index or indices or otherwise determining the amount payable in connection with the exercise of such index warrants if the index changes or ceases to be made available by the publisher of the index;

•	the rate or rates, which may be fixed or floating, or the method by which the rate or rates will be determined;

•	the strike amount, the method of determining the spot amount and the method of expressing movements in the yield or closing price of the debt instrument or in the level of the rate as a cash amount in the currency in which the interest rate cash settlement value of any interest rate warrants is payable;

•	whether such Warrants shall be put warrants, call warrants or otherwise;

•	the formula for determining the settlement value of each Warrant;

•	the circumstances, if any, under which a minimum and/or maximum expiration value is applicable upon the expiration of such Warrants;

•	any minimum number of Warrants which must be exercised at any one time, other than upon automatic exercise;

•	the maximum number, if any, of such Warrants that may, subject to our election, be exercised by all holders on any day;

•	any provisions for the automatic exercise of such Warrants other than at expiration;

•	whether and under what circumstances such Warrants may be canceled by us prior to the expiration date; and

•	any other procedures and conditions relating to the exercise of such Warrants.

Universal Warrants

HSBC USA may also issue universal warrants:

•	to purchase or sell securities of one or more issuers, securities based on the performance of an issuer, securities based on the performance of an issuer but excluding the performance of a particular subsidiary or subsidiaries of that issuer, a basket of securities, or securities whose value is determined by reference to the performance, level, or value of, any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, or any combination of the above;

•	entitling the holders thereof to receive from HSBC USA, upon exercise, an amount in cash determined by reference to the right to purchase or the right to sell a specified amount of one or more currencies or currency units or any combination of the foregoing for a specified amount of one or more different currencies or currency units or any combination of the foregoing;

•	to purchase or sell commodities; or

•	in such other form as shall be specified in the applicable Prospectus Supplement.

The property referred to in the above clauses constitutes the warrant property. HSBC USA may satisfy its obligations, if any, with respect to any universal warrants by delivering the warrant property, cash or in the case of Warrants to purchase or sell securities or commodities, the cash value of the securities or commodities, as described in the applicable Prospectus Supplement.

Additional Terms of Universal Warrants. The applicable Prospectus Supplement may contain, where applicable, the following additional information relating to any universal warrants:

•	whether the universal warrants are put warrants or call warrants and whether the holder or HSBC USA will be entitled to exercise the Warrants;

•	the specific warrant property, and the amount or the method for determining the amount of the warrant property, that may be purchased or sold upon exercise of each universal warrant;

•	the currency in which the exercise price, if any, and the cash settlement value of the Warrants is payable;

•	the base currency and the reference currency for any currency warrants;

•	the price at which and the currency with which the underlying securities or commodities may be purchased or sold upon the exercise of each universal warrant, or the method of determining that price;

•	whether the exercise price may be paid in cash, by the exchange of any other security offered with the universal warrants or both and the method of exercising the universal warrants; and

•	whether the exercise of the universal warrants is to be settled in cash or by delivery of the underlying securities or commodities or both.

Exercise, Exchange and Transfer of Warrants

Holders may exercise their Warrants at the corporate trust office of the warrant agent (or any other office indicated in the Prospectus Supplement relating to those Warrants) up to 5:00 p.m., New York time, on the date stated in the Prospectus Supplement relating to those Warrants or as may be otherwise stated in the Prospectus Supplement. If a holder does not exercise the Warrants before the time on that date (or such later date that we may set), the holder’s unexercised Warrants will become void.

Warrants will be deemed to have been exercised upon receipt of the warrant certificate and any payment, if applicable, at the corporate trust office of the warrant agent or any other office indicated in the applicable Prospectus Supplement and HSBC USA will, as soon as practicable after such receipt and payment, issue and deliver the warrant property or pay the settlement value in respect of the Warrants.

If fewer than all of the Warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of the Warrants. Special provisions relating to the exercise of any bearer warrants or automatic exercise of Warrants will be described in the applicable Prospectus Supplement.

Before you exercise your Warrants, you will not have any of the rights of (1) holders of the debt securities purchasable upon such exercise, including the right to receive payments of principal and premium, if any, or interest, if any, on those debt securities, or to enforce any of the covenants or rights in the relevant indenture or any other agreement or (2) holders of preferred stock or other securities purchasable upon such exercise, including the right to receive payments of dividends, if any, on such preferred stock or other securities or to exercise any applicable right to vote.

You may exchange registered Warrants of any series for registered Warrants of the same series representing in total the number of Warrants that you have surrendered for exchange. To the extent permitted, you may exchange warrant certificates and transfer registered Warrants at the corporate trust office of the warrant agent for that series of Warrants (or any other office indicated in the Prospectus Supplement relating to that series of Warrants).

Unless otherwise specified in the applicable Prospectus Supplement, Warrants will be issued in book-entry only form, and will be represented by a single global warrant certificate, registered in the name of the nominee of the depository of the Warrants.

Bearer warrants will be transferable by delivery. The applicable Prospectus Supplement will describe the terms of exchange applicable to any bearer warrants.

DESCRIPTION OF PURCHASE CONTRACTS

HSBC USA may offer, from time to time, one or more series of purchase contracts (“Purchase Contracts”). The particular terms of the Purchase Contracts offered by any Prospectus Supplement and the extent, if any, to which these general provisions may apply to such Purchase Contracts will be described in the applicable Prospectus Supplement. In addition, we may issue a Purchase Contract separately or as part of a unit as described below in “DESCRIPTION OF UNITS.”

General

The following briefly summarizes the material provisions of the Purchase Contracts, other than pricing and related terms disclosed in the applicable Prospectus Supplement. You should read the more detailed provisions of the applicable Purchase Contracts, including the defined terms, for provisions that may be important to you. You should also read the particular terms of a series of Purchase Contracts, which will be described in more detail in the applicable Prospectus Supplement.

Purchase Contract Property

HSBC USA may offer Purchase Contracts for the purchase or sale of, or whose cash value is determined in whole or in part by reference to the performance, level or value of, one or more of the following:

•	securities of one or more issuers, including our securities;

•	one or more currencies;

•	one or more commodities;

•	any index, formula or any other method, including a method based on changes in the prices or performance of particular securities, currencies, intangibles, goods, articles, or commodities; or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, which may include any credit event relating to any company or companies or other entity or entities, which may include a government or governmental agency, other than us; and/or

•	one or more indices or baskets of the items described above.

Each instrument, measure or event described above is referred to as a “Purchase Contract Property.”

Each Purchase Contract will obligate the holder to purchase or sell, and obligate HSBC USA to sell or purchase, on specified dates, one or more Purchase Contract Properties at a specified price or prices, or the holder or HSBC USA to settle the Purchase Contract with a cash payment determined by reference to the value, performance or level of one or more Purchase Contract Properties, on specified dates and at a specified price or prices.

Some Purchase Contracts may include multiple obligations to purchase or sell different Purchase Contract Properties, and both HSBC USA and the holder may be sellers or buyers under the same Purchase Contract.

Types of Purchase Contracts We May Issue

HSBC USA may issue Purchase Contracts in such amounts and in as many distinct series as HSBC USA wishes. HSBC USA may also “reopen” a previously issued series of Purchase Contracts and issue additional Purchase Contracts of that series. In addition, HSBC USA may issue a Purchase Contract separately or as part of a unit, as described below under “DESCRIPTION OF UNITS.”

General Terms of Purchase Contracts

The applicable Prospectus Supplement may contain, where applicable, the following information about your Purchase Contract:

•	whether the Purchase Contract obligates the holder to purchase or sell, or both purchase and sell, one or more Purchase Contract Properties and the nature and amount of each of those properties, or the method of determining those amounts;

•	whether the Purchase Contract is to be prepaid or not and the governing document for the contract;

•	whether the Purchase Contract is to be settled by delivery, or by reference or linkage to the value, performance or level of, the Purchase Contract Properties;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the Purchase Contract;

•	any applicable U.S. federal income tax consequences;

•	whether the Purchase Contract will be issued as part of a unit and, if so, the other securities comprising the unit and whether any unit securities will be subject to a security interest in our favor as described below; and

•	whether the Purchase Contract will be issued in fully registered or bearer form and in global or non-global form.

If HSBC USA issues a Purchase Contract as part of a unit, the applicable Prospectus Supplement will state whether the Purchase Contract will be separable from the other securities in the unit before the contract settlement date. A Purchase Contract issued in a unit in the United States may not be separated before the 91st day after the unit is issued.

Prepaid Purchase Contracts

Some Purchase Contracts may require the holders to satisfy their obligations under the Purchase Contracts at the time the Purchase Contracts are issued. These Purchase Contracts are referred to as “Prepaid Purchase Contracts.” In certain circumstances, HSBC USA’s obligation to settle Prepaid Purchase Contracts on the relevant settlement date may be Senior Debt Securities or Subordinated Debt Securities, which are described above under “DESCRIPTION OF DEBT SECURITIES.” Prepaid Purchase Contracts may be issued under the applicable Indenture, as specified in the applicable Prospectus Supplement.

Non-Prepaid Purchase Contracts

Some Purchase Contracts do not require the holders to satisfy their obligations under the Purchase Contracts until settlement. These Purchase Contracts are referred to as “Non-Prepaid Purchase Contracts.” The holder of a Non-Prepaid Purchase Contract may remain obligated to perform under the Purchase Contract for a substantial period of time.

Non-Prepaid Purchase Contracts may be issued under a unit agreement, if they are issued in units, as described under “DESCRIPTION OF UNITS,” or under some other document, if they are not. The particular governing document that applies to your Non-Prepaid Purchase Contracts will be described in the applicable Prospectus Supplement.

Non-Prepaid Purchase Contracts will not be Senior Debt Securities or Subordinated Debt Securities and will not be issued under one of the Indentures, unless otherwise provided in the applicable Prospectus Supplement. Consequently, no governing documents for Non-Prepaid Purchase Contracts will be qualified as Indentures, and no third party will be required to qualify as a trustee with regard to those Purchase Contracts, under the Trust Indenture Act. Holders of Non-Prepaid Purchase Contracts will not have the protection of the Trust Indenture Act with respect to those Purchase Contracts.

Pledge by Holders to Secure Performance. The applicable Prospectus Supplement will describe the holder’s obligations under the Purchase Contract and the governing documents that may be secured by collateral. In that case, the holder, acting through the unit agent as its attorney-in-fact, if applicable, will pledge the items described below to a collateral agent named in the Prospectus Supplement, which will hold them, for the benefit of HSBC USA, as collateral to secure the holder’s obligations. This is referred to as the “Pledge.” The Pledge will create a security interest in and a lien upon and right of set-off against the holder’s entire interest in and to the unit (if the Purchase Contract is part of a unit):

•	any common stock, preferred stock, debt security, debt obligations or other property that are, or become, part of units that include the purchase contracts, or other property as may be specified in the applicable Prospectus Supplement, which are referred to as the “Pledged Items;”

•	all additions to and substitutions for the Pledged Items as may be permissible, if specified in the applicable Prospectus Supplement;

•	all income, proceeds and collections received or to be received, or derived or to be derived, at any time from or in connection with the Pledged Items described above; and

•	all powers and rights owned or thereafter acquired under or with respect to the Pledged Items.

The collateral agent will forward all payments from the Pledged Items to HSBC USA, unless the payments have been released from the Pledge in accordance with the Purchase Contract and the governing document. HSBC USA will use the payments from the Pledged Items to satisfy the holder’s obligations under the Purchase Contract.

Form

HSBC USA will issue each Purchase Contract in global (book-entry) form only, unless otherwise provided in the applicable Prospectus Supplement. Purchase Contracts in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the Purchase Contracts represented by the global security. Those who own beneficial interests in a Purchase Contract will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants, as described under “BOOK-ENTRY PROCEDURES.”

DESCRIPTION OF UNITS

General

HSBC USA may issue, from time to time, units comprised of any combination of one or more debt securities, preferred stock, depositary shares, warrants and purchase contracts. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Accordingly, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable Prospectus Supplement may describe the designation and terms of the units and of the securities comprising the units issued by HSBC USA, securities of an entity affiliated or not affiliated with HSBC USA or other property constituting the units, including whether and under what circumstances those securities may be held or transferred separately; any provisions of the governing unit agreement that differ from those described below; any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and any applicable U.S. federal income tax consequences.

The applicable provisions described in this section, as well as those described under “DESCRIPTION OF DEBT SECURITIES,” “DESCRIPTION OF PREFERRED STOCK,” “DESCRIPTION OF WARRANTS” and “DESCRIPTION OF PURCHASE CONTRACTS” will apply to each unit and to any Debt Security, preferred stock, depositary shares, warrant or purchase contract issued by us included in each unit, respectively.

Series of Units We May Issue

HSBC USA may issue units in such amounts and in as many distinct series as HSBC USA wishes. HSBC USA may also “reopen” a previously issued series of units and issue additional units of that series. This section summarizes terms of the units that apply generally to all series.

General Terms of a Unit Agreement

The following provisions will generally apply to all unit agreements unless otherwise provided in the applicable Prospectus Supplement.

Enforcement of Rights. The unit agent under a unit agreement will act solely as the agent of HSBC USA in connection with the units issued under that agreement. The unit agent will not assume any obligation or relationship of agency or trust for or with any holders of those units or of the securities comprising those units. The unit agent will not be obligated to take any action on behalf of those holders to enforce or protect their rights under the units or the included securities.

Except as described in the next paragraph, a holder of a unit may, without the consent of the unit agent or any other holder, enforce its rights as holder under any security included in the unit, in accordance with the terms of that security and the indenture, warrant agreement or unit agreement under which that security is issued. Those terms are described elsewhere in this prospectus under the sections relating to Debt Securities, Warrants and Purchase Contracts.

Limitations affecting the ability of a holder of units issued under that agreement to enforce its rights, including any right to bring a legal action, will be described in the applicable Prospectus Supplement.

Modification Without Consent of Holders. HSBC USA and the applicable unit agent may amend or supplement any unit or unit agreement without the consent of any holder to cure any ambiguity; to correct or supplement any defective or inconsistent provision; or to make any other change that HSBC USA believes is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

HSBC USA does not need any approval to make changes that affect only units to be issued after the changes take effect. HSBC USA may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, HSBC USA does not need to obtain the approval of the holder of the unaffected unit; HSBC USA needs only obtain any required approvals from the holders of the affected units.

The foregoing applies also to any security issued under a unit agreement, as the governing document.

Modification With Consent of Holders. HSBC USA may not amend any particular unit or a unit agreement with respect to any particular unit without the consent of the holder of that unit, if the amendment would:

(1)	impair the right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right;

(2)	materially adversely affect the holders’ rights and obligations under any purchase contract; or

(3)	reduce the percentage of outstanding units the consent of whose owners is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

(1)	If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series;

(2)	If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document. In each case, the required approval must be given by written consent.

Unit Agreements Will Not Be Qualified Under Trust Indenture Act. No unit agreement will be qualified as an Indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The unit agreements will not restrict the ability of HSBC USA to merge or consolidate with, or sell its assets to, another corporation or other entity or to engage in any other transactions. If at any time HSBC USA merges or consolidates with, or sells its assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. HSBC USA will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on the ability of HSBC USA to put liens on its assets, including interests in its subsidiaries, nor will they restrict the ability of HSBC USA to sell its assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Form, Exchange and Transfer

HSBC USA will issue each unit in global (book-entry) form only. Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants, as described under “BOOK-ENTRY PROCEDURES.”

In addition, HSBC USA will issue each unit in registered form, unless otherwise specified in the applicable Prospectus Supplement.

BOOK-ENTRY PROCEDURES

General

Unless otherwise indicated in the Prospectus Supplement with respect to any series of securities, upon issuance, all securities will be represented by one or more global securities (the “Global Security”), which shall be deposited with, or on behalf of, The Depository Trust Company (“DTC” or the “Depositary”) and registered in the name of Cede & Co. (the Depositary’s partnership nominee). Unless and until exchanged in whole or in part for securities in definitive form, no Global Security may be transferred except as a whole by the Depositary to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

A Global Security may represent one or any other number of individual securities. Generally, all securities represented by the same Global Security will have the same terms. We may, however, issue a Global Security that represents multiple securities of the same kind, such as debt securities, that have different terms and are issued at different times. We call this kind of Global Security a Master Global Security, or Master Global Note, as applicable. The applicable Prospectus Supplement will indicate whether any series of securities are represented by a Master Global Security.

The Prospectus Supplement with respect to any securities will state whether investors may elect to hold interests in Global Securities directly through either the Depositary (in the United States) or Clearstream Banking, société anonyme (“Clearstream Luxembourg”), or Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), if they are participants in such systems, or indirectly through organizations that are participants in such systems. Clearstream Luxembourg and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of the Depositary. Unless otherwise indicated in the applicable Prospectus Supplement, Citibank, N.A. will act as depositary for Clearstream Luxembourg and The Bank of New York Mellon will act as depositary for Euroclear (in such capacities, the “U.S. Depositaries”).

So long as the Depositary, or its nominee, is a registered owner of a Global Security, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of securities represented by such Global Security for all purposes under the Indenture or other governing documents. Except as provided below, the actual owners of securities represented by a Global Security (the “Beneficial Owner”) will not be entitled to have the securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders thereof under the applicable Indenture or other governing documents. Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of the Depositary and, if such person is not a participant of the Depositary (a “Participant”), on the procedures of the Participant through which such person owns its interest, to exercise any rights of a holder under the applicable Indenture. We understand that under existing industry practices, in the event that HSBC USA requests any action of holders or that an owner of a beneficial interest that a holder is entitled to give or take under an Indenture or other governing documents, the Depositary would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of Beneficial Owners. Conveyance of notices and other communications by the Depositary to Participants, by Participants to Indirect Participants, as defined below, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

DTC

The following is based on information furnished by DTC:

DTC will act as securities depositary for the securities. The securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered security certificate will be issued for each issue of the securities, each in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of such issue.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC facilitates the post-trade settlement among DTC’s participants (“Direct Participants”) of sales and other securities transactions in deposited securities, through electronic computerized book-entry changes between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to DTC’s system is also available to others such as both U.S and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC Rules applicable to its Participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each security (“Beneficial Owner”) is in turn to be recorded on the Direct Participants and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in securities, except in the limited circumstances that may be provided for in the indenture or other governing documents.

To facilitate subsequent transfers, all securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co, or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a Direct Participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an Omnibus Proxy to HSBC USA as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Redemption proceeds, distributions, and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from HSBC USA or HSBC USA’s agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, any indenture Trustee, HSBC USA or any agent of HSBC USA, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of HSBC USA or the HSBC USA’s agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as depositary with respect to the securities at any time by giving reasonable notice to HSBC USA or HSBC USA’s agent. Under such circumstances, in the event that a successor securities depositary is not obtained, security certificates are required to be printed and delivered.

HSBC USA may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, security certificates will be printed and delivered.

Clearstream Luxembourg

Clearstream Luxembourg advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream Luxembourg holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream Luxembourg provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

Distributions with respect to securities held beneficially through Clearstream Luxembourg will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream Luxembourg.

Euroclear

Euroclear advises that it was created in 1968 to hold securities for its participants (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is owned by Euroclear Clearance System Public Limited Company (ECSplc) and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the “Euroclear Operator”).

Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters or agents for securities. Indirect access to Euroclear is also available to others that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions with respect to securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

Global Clearance and Settlement Procedures

Initial settlement for securities will be made in immediately available funds. Secondary market trading between DTC Participants will occur in the ordinary way in accordance with the Depositary’s rules and will be settled in immediately available funds using the Depositary’s Same-Day Funds Settlement System. If and to the extent the Prospectus Supplement with respect to any securities indicates that investors may elect to hold interests in securities through Clearstream Luxembourg or Euroclear, secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through the Depositary on the one hand, and directly or indirectly through Clearstream or Euroclear Participants, on the other, will be effected in the Depositary in accordance with the Depositary rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in the Depositary, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the Depositary. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositary.

Because of time-zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and will be credited the business day following the Depositary settlement date. Such credits or any transactions in securities settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the Depositary settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in the Depositary.

Although the Depositary, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of the Depositary, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Direct Clearance and Settlement Through Euroclear and Clearstream Luxembourg

Form and Registration/Settlement

From time to time, if so indicated in the Prospectus Supplement with respect to any series of securities, we may register those securities in the name of a nominee of, and deposit with a common depositary for, Euroclear and Clearstream Luxembourg (a “Euroclear/Clearstream Luxembourg Global Security”). Other than as described in the Prospectus Supplement, a Euroclear/Clearstream Luxembourg Global Security will not be exchangeable for securities in definitive registered form, and will not be issued in definitive registered form. Financial institutions, acting as direct and indirect participants in Euroclear and Clearstream Luxembourg, will represent your beneficial interests in the Euroclear/Clearstream Luxembourg Global Security. These financial institutions will record the ownership and transfer of your beneficial interests through global accounts. Ownership of beneficial interests in the Euroclear/Clearstream Luxembourg Global Security will be limited to persons who are participants in Euroclear and Clearstream Luxembourg and persons who hold interests through such participants.

Primary Distribution

Distributions will be cleared directly through the facilities of Euroclear and Clearstream Luxembourg, and securities held through Euroclear and Clearstream Luxembourg accounts will follow the settlement procedures applicable to conventional Eurobonds in registered form. Securities will be credited to the securities custody accounts of Euroclear and/or Clearstream Luxembourg participants, as the case may be, on the business day following the settlement date against payment for value on the settlement date.

Secondary Market Trading

Secondary market trading between Euroclear and Clearstream Luxembourg participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Euroclear and Clearstream Luxembourg and will be settled using procedures applicable to conventional Eurobonds in registered form.

LIMITATIONS ON ISSUANCES IN BEARER FORM

Unless otherwise provided in the applicable Prospectus Supplement, bearer securities properly classified as debt for U.S. federal income tax purposes, including bearer securities in global form, will not be issued unless (i) such bearer securities are considered to be in “registered form” for U.S. federal income tax purposes or (ii) such bearer securities are otherwise issued in compliance with applicable U.S. federal income tax laws and regulations.

U.S. FEDERAL INCOME TAX

CONSIDERATIONS RELATING TO DEBT SECURITIES

The following is a summary of certain United States federal income tax considerations that may be relevant to persons considering the purchase of certain debt securities covered by this prospectus. For a discussion of certain United States federal income tax considerations that may be relevant to persons considering the purchase of indexed debt securities, floating rate notes, dual currency notes or notes providing for contingent payments, please refer to the related Prospectus Supplement. Persons considering the purchase of preferred stock, warrants, purchase contracts, units, or depositary shares should also refer to the related Prospectus Supplement. You should consult your own tax advisors regarding the tax consequences of the purchase, ownership and disposition of any securities described in this prospectus in light of your particular facts and circumstances and any consequences arising under the laws of any state, local, foreign or other taxing jurisdiction.

This summary, which does not represent tax advice, is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change (including retroactive changes or changes in effective dates) or possible differing interpretations. This summary deals only with debt securities that will be held as capital assets and, except where otherwise specifically stated, is addressed only to persons who purchase debt securities in the initial offering. It does not address tax considerations applicable to investors that may be subject to special tax rules, such as banks, thrifts, real estate investment trusts, regulated investment companies, tax-exempt entities, insurance companies, dealers in securities or currencies, traders in securities or commodities electing to mark to market, persons that will hold debt securities as a hedge against currency risk or as a position in a “straddle” or conversion transaction, or as part of a “synthetic security” or other integrated financial transaction or persons that have a “functional currency” other than the U.S. dollar. Prospective purchasers of debt securities should review the related Prospectus Supplements for summaries of special United States federal income tax considerations that may be relevant to a particular issue of debt securities. In addition, prospective purchasers should note that this summary does not address other U.S. federal tax consequences (such as estate, gift and net investment income tax consequences) or any state, local or foreign tax consequences.

As used herein, the term “United States Holder” means a beneficial owner of a debt security that is, for U.S. federal income tax purposes (i) an individual citizen or resident of the United States; (ii) a corporation (or an entity taxable as a corporation) that was established under the laws of the United States, any state thereof, or the District of Columbia; or (iii) an estate or trust whose world-wide income is subject to United States federal income tax. If an entity or arrangement treated as a partnership for United States federal income tax purposes holds debt securities, the United States federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Partners of a partnership holding debt securities should accordingly consult their own tax advisors. As used herein, the term “Non-United States Holder” means a beneficial owner of a debt security (other than a partnership) that is not a United States Holder.

United States Holders

Payments or Accruals of Interest

Payments or accruals of qualified stated interest, as defined below under “Original Issue Discount,” on a debt security will be taxable to a United States Holder as ordinary interest income at the time that such payments are accrued or are received, in accordance with the United States Holder’s method of tax accounting.

If such payments of interest are made in foreign currency with respect to a debt security that is denominated in such foreign currency, the amount of interest income realized by a United States Holder that uses the cash method of tax accounting will be the U.S. dollar value of the specified currency payment based on the spot rate of exchange on the date of receipt regardless of whether the payment is in fact converted into U.S. dollars at such time. No exchange gain or loss will be recognized with respect to the receipt of such payment (other than exchange gain or loss realized on the disposition of the foreign currency so received, see “Transactions in Foreign Currency” below). A United States Holder of debt securities that uses the cash method of tax accounting and receives a payment of interest in U.S. dollars should include in income the amount of U.S. dollars received. A United States Holder that uses the accrual method of tax accounting will accrue interest income on the foreign currency debt security in the relevant foreign currency and translate the amount accrued into U.S. dollars based on:

•	the average exchange rate in effect during the interest accrual period, or portion thereof, within such holder’s taxable year (or with respect to an interest accrual period that spans more than one taxable year, at the average exchange rate for the partial period within the taxable year); or

•	at such holder’s election, the spot rate of exchange on (i) the last day of the accrual period, or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year, or (ii) the date of receipt, if such date is within five business days of the last day of the accrual period.

The election described in the immediately preceding bullet point must be applied consistently by the United States Holder to all debt instruments from year to year and can be changed only with the consent of the Internal Revenue Service (“IRS”) . A United States Holder that uses the accrual method of tax accounting will recognize foreign currency gain or loss on the receipt of an interest payment made on a foreign currency debt security if the spot rate of exchange on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. Such foreign currency gain or loss will be treated as ordinary income or loss, but generally will not be treated as an adjustment to interest income received on the debt securities.

Purchase, Sale and Retirement of Debt Securities

A United States Holder’s tax basis in a debt security generally will equal the cost of such debt security to such holder:

•	increased by any amounts includible in income by the holder as original issue discount (“OID”) and market discount (each as described below); and

•	reduced by any amortized premium and any payments other than payments of qualified stated interest (each as described below) made on such debt security.

In the case of a foreign currency debt security, the cost of such debt security to a United States Holder will generally be the U.S. dollar value of the foreign currency purchase price on the date of purchase calculated at the spot rate of exchange on that date. In the case of a foreign currency debt security that is traded on an established securities market, a United States Holder generally should determine the U.S. dollar value of the cost of such debt security by translating the amount paid in foreign currency into its U.S. dollar value at the spot rate of exchange (i) on the settlement date of the purchase in the case of a United States Holder using the cash method of tax accounting or (ii) on the trade date, in the case of a United States Holder using the accrual method of tax accounting, unless such holder elects to use the spot rate applicable to cash method United States Holders. The amount of any subsequent adjustments to a United States Holder’s tax basis in a foreign currency debt security in respect of OID, market discount and premium will be determined in the manner described under “Original Issue Discount,” “Market Discount” and “Debt Securities Purchased at a Premium” below. The conversion of U.S. dollars to another specified currency and the immediate use of such specified currency to purchase a foreign currency debt security generally will not result in any exchange gain or loss for a United States Holder as a result of the conversion or purchase.

Upon the sale, exchange, retirement or other taxable disposition (collectively, a “disposition”) of a debt security, a United States Holder generally will recognize gain or loss equal to the difference between (i) the amount realized on the disposition, less any accrued and unpaid qualified stated interest, which will be taxable as ordinary income in the manner described above under “Payments or Accruals of Interest,” and (ii) the United States Holder’s adjusted tax basis in such debt security. If a United States Holder receives a specified currency other than the U.S. dollar in respect of such disposition of a debt security, the amount realized will be the U.S. dollar value of the specified currency received calculated at the spot rate of exchange on the date of disposition of the debt security.

In the case of a foreign currency debt security that is traded on an established securities market, a United States Holder that receives a specified currency other than the U.S. dollar in respect of such disposition generally should determine the amount realized (as determined on the trade date) by translating that specified currency into its U.S. dollar value at the spot rate of exchange (i) on the settlement date of the disposition in the case of a United States Holder using the cash method of tax accounting or (ii) on the trade date, in the case of a United States Holder using the accrual method of tax accounting, unless such holder elects to use the spot rate applicable to cash method United States Holders.

The election available to accrual basis United States Holders in respect of the purchase and sale of foreign currency debt securities traded on an established securities market, discussed above, must be applied consistently by the United States Holder to all debt instruments from year to year and can be changed only with the consent of the IRS.

Except as discussed below in connection with foreign currency gain or loss, market discount and short-term debt securities, gain or loss recognized by a United States Holder on the disposition of a debt security will generally be long term capital gain or loss if the United States Holder’s holding period for the debt security exceeds one year at the time of such disposition. Net long-term capital gain recognized by an individual United States Holder generally will be subject to preferential tax rates. The ability of United States Holders to offset capital losses against ordinary income is limited.

Despite the foregoing, gain or loss recognized by a United States Holder on the disposition of a foreign currency debt security generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in foreign currency exchange rates during the period in which the holder held such debt security. This foreign currency gain or loss will not be treated as an adjustment to interest income that a United States Holder receives on the debt security.

Transactions in Foreign Currency

Foreign currency received as interest on, or on a disposition of, a debt security will have a tax basis equal to its U.S. dollar value at the time such foreign currency is received. The amount of gain or loss recognized on a subsequent sale or other disposition of such foreign currency will be equal to the difference between (i) the sum of the amount of U.S. dollars and the fair market value in U.S. dollars of any other property received in such sale or other disposition, and (ii) the United States Holder’s tax basis in such foreign currency.

A United States Holder that purchases a debt security with previously owned foreign currency will generally recognize gain or loss in an amount equal to the difference, if any, between such holder’s tax basis in such foreign currency and the U.S. dollar fair market value of such debt security on the date of purchase. Any such gain or loss generally will be ordinary income or loss and will not be treated as interest income or expense. The conversion of U.S. dollars to foreign currency and the immediate use of such currency to purchase a debt security generally will not result in any exchange gain or loss for a United States Holder.

Original Issue Discount

In General. Debt securities with a term greater than one year may be issued with original issue discount (“OID”) for United States federal income tax purposes. Such debt securities are called OID debt securities in this prospectus and will generally be subject to special tax accounting rules. United States Holders generally must accrue OID in gross income over the term of the OID debt securities on a constant yield to maturity basis, regardless of their regular method of tax accounting or when they receive cash attributable to that income. As a result, United States Holders generally will recognize taxable income in respect of an OID debt security in advance of the receipt of cash attributable to such income.

OID generally will arise if the stated redemption price at maturity of the debt security exceeds its issue price by at least a de minimis amount of 0.25% of the debt security’s stated redemption price at maturity multiplied by the number of complete years to maturity. OID may also arise if a debt security has particular interest payment characteristics, such as interest holidays, interest payable in additional securities or stepped interest. For this purpose, the “issue price” of a debt security is the first price at which a substantial amount of debt securities is sold for cash, other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The “stated redemption price at maturity” of a debt security is the sum of all payments due under the debt security, other than payments of qualified stated interest. The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property, other than debt instruments of the issuer, at least annually during the entire term of the OID debt security at a single fixed rate of interest or, under particular conditions, based on one or more interest indices.

For each taxable year of a United States Holder, the amount of OID that must be included in gross income in respect of an OID debt security will be the sum of the “daily portions” of OID for each day during such taxable year or any portion of such taxable year in which such a United States Holder held the OID debt security. Such daily portions are determined by allocating to each day in an accrual period a pro rata portion of the OID allocable to that accrual period. Accrual periods may be of any length and may vary in length over the term of an OID debt security. However, accrual periods may not be longer than one year and each scheduled payment of principal or interest must occur on the first day or the final day of a period.

The amount of OID allocable to any accrual period generally will equal (i) the product of the OID debt security’s “adjusted issue price” at the beginning of such accrual period multiplied by its yield to maturity (as adjusted to take into account the length of such accrual period), less (ii) the amount, if any, of qualified stated interest allocable to that accrual period. The “adjusted issue price” of an OID debt security at the beginning of any accrual period will generally equal the issue price of the OID debt security, as defined above, including any accrued interest (i) increased by previously accrued OID from all prior accrual periods, and (ii) reduced by all payments made on such debt security in all prior accrual periods, other than payments of qualified stated interest, on or before the first day of the accrual period. The “yield to maturity” of an OID debt security is the discount rate (appropriately adjusted to reflect the length of accrual periods) that causes the sum of the present values on the issue date of all payments on the OID debt security to equal the issue price. As a result of this “constant-yield” method of including OID income, the amounts a United States Holder will be required to include in gross income if such holder invests in an OID debt security denominated in U.S. dollars generally will be lesser in the early years and greater in the later years than amounts that would be includible on a straight-line basis. In the case of an OID debt security that is a floating rate debt security, both the yield to maturity and the qualified stated interest will be determined for these purposes as though the OID debt security will bear interest in all periods at a fixed rate generally equal to the value, as of the issue date, of the floating interest rate on the OID debt security or, in the case of some floating rate debt securities, the rate that reflects the yield that is reasonably expected for the OID debt security. (Additional rules may apply if interest on a floating rate debt security is based on more than one interest index.)

Foreign Currency Debt Securities. In the case of an OID debt security that is also a foreign currency debt security, a United States Holder should determine the U.S. dollar amount includible in income as OID for each accrual period by

•	calculating the amount of OID allocable to each accrual period in the specified currency using the constant-yield method described above and

•	translating the amount of the specified currency so derived at the average exchange rate in effect during that accrual period (or, with respect to an interest accrual period that spans more than one taxable year, at the average exchange rate for each partial period), or, at the United States Holder’s election (as described above under “Payments and Accruals of Interest”), at the spot rate of exchange on (i) the last day of the accrual period, or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year, or (ii) on the date of receipt, if such date is within five business days of the last day of the accrual period.

All payments on an OID debt security, other than payments of qualified stated interest, will generally be viewed first as payments of previously accrued OID, to the extent thereof, with payments attributed first to the earliest accrued OID, and then as payments of principal. Upon the receipt of an amount attributable to OID, whether in connection with a payment of an amount that is not qualified stated interest or the disposition of the OID debt security, a United States Holder will recognize ordinary income or loss measured by the difference between (i) the amount received and (ii) the amount accrued. The amount received will be translated into U.S. dollars at the spot rate of exchange on the date of receipt or on the date of disposition of the OID debt security. The amount accrued will be determined by using the spot rate of exchange applicable to such previous accrual.

Acquisition Premium. A United States Holder that purchases an OID debt security outside of the initial offering for an amount less than or equal to the remaining redemption amount or in the initial offering at a price other than the debt security’s issue price will generally be required to include in gross income the daily portions of the OID, calculated as described above. However, a United States Holder that acquires an OID debt security at a price in excess of the OID debt security’s adjusted issue price but less than or equal to its remaining redemption amount generally is permitted to reduce the daily portions of OID by a fraction to reflect premium paid over the adjusted issue price. The numerator of such fraction is the excess of the United States Holder’s adjusted tax basis in the OID debt security immediately after its purchase over the OID debt security’s adjusted issue price. The denominator of such fraction is the excess of the “remaining redemption amount” over the OID debt security’s adjusted issue price. For purposes of this prospectus, “remaining redemption amount” means the sum of all amounts payable on an OID debt security after the purchase date other than payments of qualified stated interest.

Floating Rate Debt Securities. Floating rate debt securities generally will be treated as “variable rate debt instruments.” Accordingly, the stated interest on a floating rate debt security generally will be treated as “qualified stated interest” and such a debt security will not have original issue discount solely as a result of the fact that it provides for interest at a variable rate. If a floating rate debt security does not qualify as a “variable rate debt instrument,” the debt security will be subject to special rules that govern the tax treatment of debt obligations that provide for contingent payments. We will provide a description of the tax considerations relevant to United States Holders of any such debt securities in the relevant Prospectus Supplement.

The debt securities may have special redemption, repayment or interest rate reset features, as indicated in the related Prospectus Supplement. Debt securities containing such features, in particular OID debt securities, may be subject to special rules that differ from the general rules discussed above. Accordingly, purchasers of debt securities with such features should carefully examine the applicable supplement, and should consult their tax advisors regarding such debt securities.

Market Discount

If a United States Holder purchases a debt security, other than a short-term debt security (as defined below), for an amount that is less than the debt security’s stated redemption price at maturity or, in the case of an OID debt security, for an amount that is less than the debt security’s revised issue price, i.e., the debt security’s issue price increased by the amount of accrued OID, the debt security will be considered to have market discount. The market discount rules are subject to a de minimis rule similar to the rule regarding de minimis OID, described above (in the second paragraph under “Original Issue Discount”). Any gain recognized by the United States Holder on the disposition of debt securities having market discount generally will be treated as ordinary income to the extent of the market discount that accrued on the debt security while held by such United States Holder.

Alternatively, the United States Holder may elect to include market discount in income currently over the life of the debt security. Such an election will apply to market discount debt securities acquired by the United States Holder on or after the first day of the first taxable year to which such election applies and is revocable only with the consent of the IRS. Market discount will accrue on a straight-line basis unless the United States Holder elects to accrue the market discount on a constant-yield method. Such an election will apply to the debt security to which it is made and is irrevocable. Unless the United States Holder elects to include market discount in income on a current basis, as described above, the United States Holder could be required to defer the deduction of a portion of the interest paid on any indebtedness incurred or maintained to purchase or carry the debt security.

Market discount on a foreign currency debt security will be accrued by a United States Holder in the specified currency. The amount includible in income by a United States Holder in respect of such accrued market discount will be the U.S. dollar value of the amount accrued. This is generally calculated at the spot rate of exchange on the date that the debt security is disposed of by the United States Holder. Any accrued market discount on a foreign currency debt security that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period or portion of such accrual period within the United States Holder’s taxable year.

Short-Term Debt Securities

The rules set forth above also will generally apply to debt securities having maturities of one year or less from the date of issuance. Those debt securities are called short-term debt securities in this prospectus. Modifications apply to the general rules discussed above.

First, none of the interest on a short-term debt security is treated as qualified stated interest but instead is treated as part of the short-term debt security’s stated redemption price at maturity, thereby giving rise to OID. Thus, all short-term debt securities will be OID debt securities. OID will be treated as accruing on a short-term debt security ratably, or at the election of a United States Holder, under a constant yield method.

Second, a United States Holder of a short-term debt security that uses the cash method of tax accounting and does not identify the short-term debt security as part of a hedging transaction will generally not be required to include OID in respect of the short-term debt security in income on a current basis. Such a United States Holder may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry such debt security until the maturity of the debt security or its earlier disposition in a taxable transaction. In addition, such a United States Holder will be required to treat any gain realized on a disposition of the debt security as ordinary income to the extent such gain does not exceed the holder’s accrued OID on the debt security, and short-term capital gain to the extent the gain exceeds accrued OID. Notwithstanding the foregoing, a United States Holder of a short-term debt security using the cash method of tax accounting may elect to accrue OID into income on a current basis. In such case, the limitation on the deductibility of interest described above will not apply. A United States Holder using the accrual method of tax accounting and some cash method holders (including banks, securities dealers, regulated investment companies and certain trust funds) generally will be required to include OID on a short-term debt security in income on a current basis. OID will be treated as accruing for these purposes on a pro rata basis or, at the election of the holder, on a constant-yield basis based on daily compounding.

Third, any United States Holder of a short-term debt security, whether using the cash or accrual method of tax accounting, can elect to accrue the “acquisition discount,” if any, on the debt security on a current basis. If such an election is made, the OID rules will not apply to the debt security. Acquisition discount is the excess of the debt security’s stated redemption price at maturity over the holder’s purchase price for the debt security. Acquisition discount will be treated as accruing ratably or, at the election of the United States Holder, under a constant-yield method based on daily compounding. If a United States Holder elects to accrue acquisition discount, the OID rules will not apply.

As described above, the debt securities may have special redemption features. These features may affect the determination of whether a debt security has a maturity of not more than one year and thus is a short-term debt security. Purchasers of debt securities with such features should carefully examine the applicable supplement, and should consult their tax advisors in relation to such features.

Debt Securities Purchased at a Premium

A United States Holder that purchases a debt security for an amount in excess of the remaining redemption amount will be considered to have purchased the debt security at a premium and the OID rules will not apply to such holder. Such holder may elect to amortize such premium, as an offset to interest income, using a constant-yield method, over the remaining term of the debt security. If the debt security is redeemable prior to maturity, the amount of amortizable premium is determined with reference either to the amount payable on maturity or, if it results in a smaller premium attributable to the earlier redemption period, with reference to the amount payable on the earlier redemption date. Such election, once made, generally applies to all debt instruments held by the United States Holder at the beginning of the first taxable year to which the election applies and to all debt instruments subsequently acquired by the United States Holder. Such election may be revoked only with the consent of the IRS. A United States Holder that elects to amortize such premium must reduce its tax basis in a debt security by the amount of the premium amortized during its holding period. For a United States Holder that does not elect to amortize bond premium, the amount of such premium will be included in the United States Holder’s tax basis when the debt security matures or is disposed of by the United States Holder. Therefore, a United States Holder that does not elect to amortize premium and holds the debt security to maturity will generally be required to treat the premium as capital loss when the debt security matures.

Amortizable bond premium in respect of a foreign currency debt security will be computed in the specified currency and will reduce interest income in the specified currency. At the time amortized bond premium offsets interest income, exchange gain or loss, which will be taxable as ordinary income or loss, will be realized on the amortized bond premium on such debt security based on the difference between (i) the spot rate of exchange on the date or dates such premium is recovered through interest payments on the debt security and (ii) the spot rate of exchange on the date on which the United States Holder acquired the debt security. See “Original Issue Discount—Acquisition Premium” above for a discussion of the treatment of a debt security purchased for an amount less than or equal to the remaining redemption amount but in excess of the debt security’s adjusted issue price.

Information Reporting and Backup Withholding

Information returns may be required to be filed with the IRS relating to payments made to particular United States Holders of debt securities. In addition, United States Holders may be subject to a backup withholding tax on such payments if they do not provide their taxpayer identification numbers to the paying agent in the manner required, fail to certify that they are not subject to backup withholding tax, or otherwise fail to comply with applicable backup withholding tax rules. United States Holders may also be subject to information reporting and backup withholding tax with respect to the proceeds from a disposition of the debt securities. Any amounts withheld under the backup withholding rules will be allowed as a credit against the United States Holder’s United States federal income tax liability provided the required information is timely furnished to the IRS.

Non-United States Holders

Under current United States federal income tax law:

•	withholding of United States federal income tax will not apply to a payment on a debt security to a Non-United States Holder, provided that,

(1)	the holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote and is not a controlled foreign corporation related to us (actually or constructively) through stock ownership;

(2)	the beneficial owner provides a statement (generally, an IRS Form W-8BEN, W-8BEN-E) signed under penalties of perjury that includes its name and address and certifies that it is a Non-United States Holder in compliance with applicable requirements; and

(3)	neither we nor our paying agent has actual knowledge or reason to know that the beneficial owner of the debt security is a United States Holder.

•	withholding of United States federal income tax will generally not apply to any gain realized on the disposition of a debt security.

Notwithstanding the foregoing, a Non-United States Holder may be subject to a 30% U.S. withholding tax under the Foreign Account Tax Compliance Act (“FATCA”) with respect to payments of interest unless (x) the Non-United States Holder (or any foreign intermediary through which it holds the debt security) is not a “foreign financial institution” (as defined below), the Non-United States Holder (or any such foreign intermediary through which it holds the debt security) has provided any required information with respect to the Non-United States Holder’s direct and indirect U.S. owners, if any; and (y) if the Non-United States Holder (or any intermediary through which it holds the debt security) is a “foreign financial institution” (as defined below), the Non-United States Holder (or any such foreign intermediary through which it holds the debt security) is “FATCA compliant,” as described below.

In addition, if a Non-United States Holder is engaged in a trade or business in the United States (and, if certain tax treaties apply, the Non-United States Holder maintains a permanent establishment within the United States) and the interest on the debt securities is effectively connected with the conduct of that trade or business (and, if certain tax treaties apply, attributable to that permanent establishment), such Non-United States Holder will be subject to United States federal income tax on the interest on a net income basis in the same manner as if such Non-United States Holder were a United States Holder. In addition, a Non-United States Holder that is a foreign corporation engaged in a trade or business in the United States may be subject to a 30% (or, such lower rates if certain tax treaties apply) branch profits tax.

Any gain realized on the disposition of a debt security generally will not be subject to United States federal income tax unless:

•	that gain is effectively connected with the Non-United States Holder’s conduct of a trade or business in the United States (and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the Non-United States Holder within the United States); or

•	the Non-United States Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

In addition, the gross proceeds from a sale, exchange, redemption or other taxable disposition of a debt security effected after December 31, 2016 may be subject to a 30% U.S. withholding tax under FATCA unless (x) the Non-United States Holder (or any foreign intermediary through which it holds the debt security) is not a “foreign financial institution” (as defined below), the Non-United States Holder (or any such foreign intermediary through which it holds the debt security) has provided any required information with respect to its direct and indirect U.S. owners, if any; and (y) if the Non-United States Holder (or any intermediary through which it holds the debt security) is a “foreign financial institution” (as defined below), such Non-United States Holder (or any such foreign intermediary through which it holds the note) is “FATCA compliant,” as described below.

For the purpose of the preceding paragraphs, a “foreign financial institution” generally is a non-U.S. entity that (i) accepts deposits in the ordinary course of a banking or similar business, (ii) as a substantial portion of its business, holds financial assets for the account of others, (iii) is an “investment entity,” (iv) is an insurance company that meets certain requirements or (v) is a holding company or treasury center for a group that includes an entity described in (i) through (iv). A foreign financial institution will be “FATCA compliant” if it (x) has entered into an agreement with the U.S. government, pursuant to which it agrees, among other responsibilities, to collect and provide to the U.S. tax authorities information about its direct and indirect U.S. accountholders and investors (to the extent that an applicable intergovernmental agreement to implement FATCA (“IGA”) has not waived the requirement to enter into such an agreement); (y) has complied with the terms of an applicable IGA and has registered its status as compliant with such IGA with the U.S. government; or (z) otherwise has established an exemption.

In general, backup withholding and information reporting will not apply to a payment of interest on a debt security to a Non-United States Holder, or to proceeds from the disposition of a debt security by a Non-United States Holder, in each case, if the holder certifies under penalties of perjury that it is a Non-United States Holder and neither we nor our paying agent has actual knowledge, or reason to know, to the contrary. Any amounts withheld under the backup withholding rules will be refunded or credited against the Non-United States Holder’s United States federal income tax liability provided the required information is timely furnished to the IRS. In certain circumstances, if a debt security is not held through a qualified intermediary, the amount of payments made on such debt security, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

Initial Offering and Sale

HSBC USA may sell the securities in their initial offering in any of four ways: (i) through underwriters or dealers for resale; (ii) directly to purchasers; (iii) through agents; or (iv) through a combination of any of these methods of sale. The securities HSBC USA distributes by any of these methods may be sold to the public, in one or more transactions, either (i) at a fixed price or prices, which may be changed; (ii) at market prices prevailing at the time of sale; (iii) at prices related to prevailing market prices; or (iv) at negotiated prices. Any underwriters, dealers and agents may include HSBC Securities (USA) Inc., an affiliate of HSBC USA, for offers and sales in the United States, and other affiliates for offers and sales outside of the United States, as described below. The applicable Prospectus Supplement will set forth the terms of the securities being offered, including the name or names of any underwriters, dealers or agents, the purchase price of the securities and the proceeds to HSBC USA from such sale, any underwriting discounts and other items constituting underwriters’ compensation and any discounts and commissions allowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If the securities are sold through underwriters, the applicable Prospectus Supplement will describe the nature of the obligation of the underwriters to take and pay for the securities. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more underwriting firms acting alone. The underwriter or underwriters with respect to a particular underwritten offering of securities will be named in the applicable Prospectus Supplement, and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such Prospectus Supplement. Unless otherwise set forth in the applicable Prospectus Supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the securities if any are purchased.

The securities may be sold directly by HSBC USA or through agents designated by HSBC USA from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered is named, and any commissions payable by HSBC USA to such agent are set forth, in the applicable Prospectus Supplement.

Underwriters, dealers and agents who participate in the distribution of the securities may be entitled under agreements that may be entered into with HSBC USA, to indemnification by HSBC USA against certain liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments that the underwriters or agents may be required to make in respect thereof.

If so indicated in the applicable Prospectus Supplement, HSBC USA will authorize underwriters, dealers or other persons acting as HSBC USA’s agents to solicit offers by certain institutions to purchase securities from HSBC USA pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by HSBC USA. The obligations of any purchaser under any such contract will not be subject to any conditions except that (i) the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject, and (ii) if the securities are also being sold to underwriters, HSBC USA must sell to such underwriters the securities not sold for delayed delivery. The underwriters, dealers and such other persons will not have any responsibility in respect of the validity or performance of such contracts.

In order to facilitate the offering of the securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters may overallot in connection with an offering, creating a short position in the securities for their own account. In addition, to cover overallotments or to stabilize the price of the securities, the underwriters may bid for, and purchase, the securities in the open market. Finally, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering, if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

Each series of securities will be a new issue of securities and will not have an established trading market prior to its original issue date. Any underwriters to whom securities are sold for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or admitted for trading in an automated quotation system. No assurance can be given as to the liquidity or trading market for any of the securities.

Unless otherwise specified in the applicable Prospectus Supplement, payment of the purchase price for the securities will be required to be made in immediately available funds on the date of settlement.

Conflicts of Interest

HSBC Securities (USA) Inc., a U.S. broker-dealer subsidiary of HSBC Holdings and an affiliate of HSBC USA, is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and may participate in distributions of the securities. Accordingly, offerings of the securities in which HSBC Securities (USA) Inc. participates will conform to the requirements of FINRA Rule 5121 addressing conflicts of interest. In accordance with FINRA Rule 5121, in such offerings HSBC Securities (USA) Inc. will not confirm sales to any accounts over which it exercises discretionary authority without the prior written approval of the customer.

Certain of the underwriters, dealers, agents or their affiliates have provided from time to time, and expect to provide in the future, investment or commercial banking services to HSBC USA and its affiliates, for which such underwriters, dealers, agents or their affiliates have received or will receive customary fees and commissions.

In addition, in the ordinary course of their business activities, one or more of the underwriters, dealers or agents and/or their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. These investments and securities activities may involve securities and/or instruments of HSBC USA or its affiliates. These underwriters, dealers and agents, or their affiliates, that have a lending relationship with HSBC USA routinely hedge their credit exposure to HSBC USA consistent with their customary risk management policies. Typically, these parties would hedge such exposure to HSBC USA by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in HSBC USA’s securities, including potentially the securities offered hereby. Any such short positions could adversely affect future trading prices of the securities offered hereby. These underwriters, dealers and agents, or their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Market-Making Resales by Affiliates

This prospectus together with the applicable Prospectus Supplement and your confirmation of sale may also be used by HSBC Securities (USA) Inc. in connection with offers and sales of the securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. In a market-making transaction, HSBC Securities (USA) Inc. may resell a security it acquires from other holders after the original offering and sale of the security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, HSBC Securities (USA) Inc. may act as principal or agent, including as agent for the counterparty in a transaction in which HSBC Securities (USA) Inc. acts as principal, or as agent for both counterparties in a transaction in which HSBC Securities (USA) Inc. does not act as principal. HSBC Securities (USA) Inc. may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other affiliates of HSBC USA may also engage in transactions of this kind and may use this prospectus for this purpose. Neither HSBC Securities (USA) Inc. nor any other affiliate of HSBC USA has an obligation to make a market in any of the securities and may discontinue any market-making activities at any time without notice, in its sole discretion.

The securities to be sold in market-making transactions include securities to be issued after the date of this prospectus, as well as securities that have previously been issued.

HSBC USA does not expect to receive any proceeds from market-making transactions. HSBC USA does not expect that HSBC Securities (USA) Inc. or any other affiliate that engages in these transactions will pay any proceeds from its market-making resales to HSBC USA.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless HSBC USA or an agent informs you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

NOTICE TO CANADIAN INVESTORS

The offer and sale of the securities described herein in Canada is being made on a private placement basis in reliance on exemptions from the requirement that HSBC USA prepares and files a prospectus with the securities regulatory authority in each applicable Canadian province and/or territory where the securities may be offered and sold, and therein may only be made with investors that are purchasing as principal, or who are deemed to be purchasing as principal under applicable Canadian securities laws, and that qualify as an “accredited investor” as such term is defined in National Instrument 45-106 Prospectus and Registration Exemptions and, as necessary or as a condition to purchasing the securities from HSBC USA or its authorized dealer agents, a “permitted client” as such term is defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligation. The offer and sale of the securities in Canada by an authorized dealer agent of HSBC USA may only be made by a dealer that is properly registered under the securities legislation of the applicable province and/or territory wherein the securities are offered and sold or, alternatively, by a dealer that qualifies under and is relying upon an exemption from the registration requirements therein.

Any resale of the securities by an investor resident in Canada must be made in accordance with applicable Canadian securities laws, which may require resales to be made in accordance with prospectus and registration requirements, statutory exemptions from the prospectus and registration requirements or under a discretionary exemption from the prospectus and registration requirements granted by the applicable Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the securities outside of Canada.

Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

NOTICE TO EEA INVESTORS

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (2003/71/EC) (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), an offer to the public of any securities which are the subject of the offering contemplated by this base prospectus and the relevant Prospectus Supplement (an “Offer”) may not be made in that Relevant Member State, and each dealer has represented and agreed, and each further dealer appointed under a programme will be required to represent and agree, that it has not made and will not make such Offer, except that an offer to the public in that Relevant Member State may be made at any time with effect from and including the Relevant Implementation Date under the following exemptions under the Prospectus Directive:

(a)	if any offer of the securities may be made other than pursuant to Article 3(2) of the Prospectus Directive in that Relevant Member State (a “Non-exempt Offer”), following the date of publication of a prospectus in relation to such securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, provided that any such prospectus has subsequently been completed by the final offering document contemplating such Non-exempt Offer, in accordance with the Prospectus Directive, in the period beginning and ending on the dates specified in such prospectus or final offering document, as applicable, and the issuer has consented in writing to its use for the purpose of that Non-exempt Offer;

(b)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(c)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by the issuer for any such offer; or

(d)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of securities referred to in (b) to (d) above shall require the issuer or any underwriter or dealer to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable a prospective investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in the Relevant Member State and “2010 PD Amending Directive” means Directive 2010/73/EU.

This EEA selling restriction is in addition to any other selling restrictions set out in this prospectus.

NOTICE TO UK INVESTORS

Each manager has represented, warranted and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”) received by it in connection with the issue or sale of any securities which are the subject of the offering contemplated by this base prospectus and the relevant Prospectus Supplement in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

Each dealer has represented and agreed, and each further dealer appointed under a programme will be required to represent and agree, that:

(a)	in relation to any securities which have a maturity of less than one year, (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell any securities other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the securities would otherwise constitute a contravention of Section 19 of the FSMA by the issuer;

(b)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any securities in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(c)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any securities in, from or otherwise involving the United Kingdom.

UK FINANCIAL PROMOTION

This communication is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The securities are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such securities will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

CERTAIN ERISA MATTERS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”, and each such plan, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the Code.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans and any other plans that are subject to Section 4975 of the Code (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non- U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws (“Similar Laws”). The acquisition, holding or disposition of the securities by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which HSBC USA, the underwriter, dealer or agent selling securities or any of their respective affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the securities are acquired, held or disposed of pursuant to an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the acquisition, holding or disposition of the securities. These exemptions are Section 408(b)(17) of ERISA or Section 4975(d)(20) of the Code for transactions with certain service providers (the “Service Provider Exemption”), PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts) and PTCE 96-23 (for transactions managed by in-house asset managers). There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the securities should not be acquired or held by any person investing “plan assets” of any Plan, Plan Asset Entity or Non-ERISA Arrangement, unless such acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

Any purchaser or holder of the securities or any interest therein will be deemed to have represented by its acquisition and holding of the securities or any interest therein that it either (1) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not acquiring or holding the securities on behalf of or with the assets of any Plan, Plan Asset Entity or Non-ERISA Arrangement or (2) the acquisition, holding and disposition of the securities will not constitute a non-exempt prohibited transaction or a similar violation under any applicable Similar Laws.

In addition, any purchaser that is a Plan or is acquiring the notes on behalf of a Plan, including any fiduciary purchasing on behalf of a Plan, will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the securities that (a) neither we, the underwriter the trustees nor any of their respective affiliates or agents (collectively the “Seller”) is a “fiduciary” (under Section 3(21) of ERISA, or under any final or proposed regulations thereunder, or with respect to a governmental, church, or foreign plan under any Similar laws) with respect to the acquisition, holding or disposition of the securities, or as a result of any exercise by the Seller of any rights in connection with the securities, (b) no advice provided by the Seller has formed a primary basis for any investment decision by or on behalf of such purchaser in connection with the securities and the transactions contemplated with respect to such securities, and (c) such purchaser recognizes and agrees that any communication from the Seller to the purchaser with respect to the securities is not intended by the Seller to be impartial investment advice and is rendered in its capacity as a seller of such securities and not a fiduciary to such purchaser.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering acquiring the securities on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the Service Provider Exemption or the potential consequences of any acquisition or holding under Similar Laws, as applicable. Purchasers of the securities have exclusive responsibility for ensuring that their acquisition, holding and disposition of the securities do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws.

The transfer of any securities to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by HSBC USA, the underwriter, dealer or agent selling securities or any of their respective affiliates or representatives that an investment in the securities meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

Supplements to this prospectus may contain additional ERISA considerations.

LEGAL OPINIONS

The validity of certain securities offered hereby will be passed upon for HSBC USA by Cleary Gottlieb Steen & Hamilton LLP. The legality of certain of the securities will be passed upon for HSBC USA by Morrison & Foerster LLP. Certain matters of Maryland law will be passed upon for HSBC USA by Wilmer Cutler Pickering Hale and Dorr LLP and Morrison & Foerster LLP. Certain legal matters will be passed upon for the underwriters and agents by Skadden, Arps, Slate, Meagher & Flom LLP, or such other counsel as is named in the applicable Prospectus Supplement. Cleary Gottlieb Steen & Hamilton LLP, Wilmer Cutler Pickering Hale and Dorr LLP and Morrison & Foerster LLP have in the past represented and continue to represent HSBC USA and its affiliates on a regular basis and in a variety of matters.

EXPERTS

The consolidated financial statements of HSBC USA Inc. as of December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014, incorporated in this prospectus by reference, have been audited by KPMG LLP, an independent registered public accounting firm, as stated in their report dated February 23, 2015, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of KPMG LLP and upon the authority of said firm as experts in accounting and auditing.